                                                     Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-64671

Prospectus

                                 $1,549,800,000

DIAMLER BENZ LOGO
DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
$360,000,000 5.27125% ASSET BACKED NOTES, CLASS A-1
$508,000,000 5.23%    ASSET BACKED NOTES, CLASS A-2
$440,000,000 5.16%    ASSET BACKED NOTES, CLASS A-3
$241,800,000 5.22%    ASSET BACKED NOTES, CLASS A-4

DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION
Seller

MERCEDES-BENZ CREDIT CORPORATION
Servicer

Daimler-Benz Vehicle Owner Trust 1998-A (the "Trust") was formed pursuant to a Trust Agreement dated as of November 1, 1998, between Daimler-Benz Vehicle Receivables Corporation (the "Seller") and Chase Manhattan Bank Delaware, as Owner Trustee. The Trust will issue $1,549,800,000 aggregate principal amount of Asset Backed Notes consisting of $360,000,000 aggregate principal amount of 5.27125% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $508,000,000 aggregate principal amount of 5.23% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $440,000,000 aggregate principal amount of 5.16% Class A-3 Asset Backed Notes (the "Class A-3 Notes") and $241,800,000 aggregate principal amount of 5.22% Class A-4 Asset Backed Notes (the "Class A-4 Notes," and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes" or the "Class A Notes"), pursuant to an Indenture to be dated as of November 1, 1998, between the Trust and Citibank, N.A., as Indenture Trustee. The Trust will also issue $81,654,551.40 aggregate principal amount of Class B Asset Backed Certificates (the "Certificates" or the "Class B Certificates"). The Certificates are not being offered hereby.
                                                        (continued on next page)
  ----------------------------------------------------------------------------
PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 13 HEREIN.
  ----------------------------------------------------------------------------
THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------
                          AGGREGATE                                                 INITIAL          UNDERWRITING
                          PRINCIPAL       INTEREST            FINAL                PRICE TO          DISCOUNT AND
                            AMOUNT          RATE           PAYMENT DATE            PUBLIC(1)          COMMISSION
-------------------------------------------------------------------------------------------------------------------
  Class A-1 Notes....      $360,000,000  5.27125%            January 3, 2000         100.0000000%           0.1000%
-------------------------------------------------------------------------------------------------------------------
  Class A-2 Notes....      $508,000,000  5.23%             December 20, 2001          99.9910190%           0.1700%
-------------------------------------------------------------------------------------------------------------------
  Class A-3 Notes....      $440,000,000  5.16%              January 20, 2003          99.9886984%           0.2000%
-------------------------------------------------------------------------------------------------------------------
  Class A-4 Notes....      $241,800,000  5.22%             December 22, 2003          99.9897320%           0.2500%
-------------------------------------------------------------------------------------------------------------------
  Total..............    $1,549,800,000                                         $1,549,679,821.46     $2,708,100.00
-------------------------------------------------------------------------------------------------------------------

---------------------  --------------------

                           PROCEEDS TO
                            SELLERS(2)
---------------------  --------------------
  Class A-1 Notes....           99.9000000%
-------------------------------------------
  Class A-2 Notes....           99.8210190%
-------------------------------------------
  Class A-3 Notes....           99.7886984%
-------------------------------------------
  Class A-4 Notes....           99.7397320%
-------------------------------------------
  Total..............     $1,546,971,721.46
-------------------------------------------

(1) Plus accrued interest, if any, from December 10, 1998.
(2) Before deduction of expenses estimated to be $1,196,000.00.
  ----------------------------------------------------------------------------

The Notes are offered subject to prior sale when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about December 10, 1998.

CHASE SECURITIES INC.                                       SALOMON SMITH BARNEY
          DEUTSCHE BANK SECURITIES
                                 J.P. MORGAN & CO.
                                         MERRILL LYNCH & CO.

The date of this Prospectus is December 3, 1998.

(continued from previous page)

The assets of the Trust will include a pool of vehicle retail installment sale contracts and certain rights and obligations thereunder (collectively, the "Receivables"), all monies due or received thereunder on or after November 1, 1998 (the "Cutoff Date"), the Seller's security interests in new and used Mercedes-Benz automobiles and new and used medium- and heavy-duty trucks and tractors manufactured by Freightliner Corporation and its subsidiaries (collectively, "Freightliner") and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner securing the Receivables and certain other property, as more fully described herein. The Notes will be secured by the Collateral pursuant to the Indenture. Interest on the Notes will accrue at the rates per annum set forth herein. Interest accrued on the Notes for each Interest Period will be payable on the 20th day of each month (or, if the 20th day of the month is not a Business Day, the next following Business Day) beginning December 21, 1998 (each, a "Payment Date"). Principal of the Notes will be payable on each Payment Date and, with respect to the Class A-1 Notes if they are still outstanding after the December 1999 Payment Date, on January 3, 2000, to the extent described herein. The rights of Certificateholders will be subordinated to the rights of the Noteholders to the extent described herein.

The Final Payment Date for the Class A-1 Notes will be January 3, 2000, the Final Payment Date for the Class A-2 Notes will be the December 2001 Payment Date, the Final Payment Date for the Class A-3 Notes will be the January 2003 Payment Date and the Final Payment Date for the Class A-4 Notes will be the December 2003 Payment Date.

The Notes will be subject to redemption in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables, which can occur on any Payment Date with respect to which the Pool Balance as of the end of the related Collection Period is 10% or less of the Initial Pool Balance, at a purchase price equal to the outstanding principal amount of the Notes and of the Certificates, in each case plus accrued and unpaid interest thereon.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes offered hereby, including over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids. For a description of these activities, see "Underwriting."

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be obtained from the World Wide Web site maintained by the Commission (http://www.sec.gov). The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued under the limited circumstances described herein, monthly and annual reports concerning the Receivables and the Trust will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. Such reports will not contain audited financial statements with respect to the Trust. The Seller does not intend to send any of its financial reports to Noteholders. See "Description of the Notes -- Book Entry Registration" and "-- Statements to Noteholders."

     Certain of the matters discussed under the caption "The
Receivables -- Maturity and Prepayment Considerations" in this Prospectus may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Receivables to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                               PROSPECTUS SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus. See the Index of Principal Terms for the location herein of the definitions of capitalized terms.

Issuer........................   Daimler-Benz Vehicle Owner Trust 1998-A (the
                                 "Trust" or the "Issuer"), a Delaware business trust established pursuant to a Trust Agreement dated as of November 1, 1998 (as amended and supplemented from time to time, the "Trust
                                 Agreement") between the Seller and the Owner
                                 Trustee.

Seller........................   Daimler-Benz Vehicle Receivables Corporation, a
                                 wholly-owned subsidiary of Mercedes-Benz Credit
                                 Corporation ("MBCC").

Servicer......................   MBCC (in its capacity as servicer under the
                                 Sale and Servicing Agreement, the "Servicer"), a wholly-owned subsidiary of Daimler-Benz North
                                 America Corporation ("DBNA").

Indenture Trustee.............   Citibank, N.A., as trustee under the Indenture
                                 (the "Indenture Trustee").

Owner Trustee.................   Chase Manhattan Bank Delaware, as trustee under
                                 the Trust Agreement (the "Owner Trustee").

The Notes.....................   The Trust will issue the Notes in an aggregate
                                 initial principal amount of $1,549,800,000 pursuant to an Indenture to be dated as of November 1, 1998 (as amended and supplemented from time to time, the "Indenture"), between the Trust and the Indenture Trustee. The Notes will be issued in four classes consisting of:
                                 (1) 5.27125% Class A-1 Asset Backed Notes in the aggregate initial principal amount of $360,000,000 (the "Class A-1 Notes"), (2) 5.23%
                                 Class A-2 Asset Backed Notes in the aggregate initial principal amount of $508,000,000 (the
                                 "Class A-2 Notes"), (3) 5.16% Class A-3 Asset
                                 Backed Notes in the aggregate initial principal amount of $440,000,000 (the "Class A-3 Notes") and (4) 5.22% Class A-4 Asset Backed Notes in the aggregate initial principal amount of $241,800,000 (the "Class A-4 Notes," and together with the Class A-1 Notes, the Class
                                 A-2 Notes and the Class A-3 Notes, the "Notes" or the "Class A Notes"; and each class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the
                                 Class A-4 Notes, a "Class"). The Notes will be secured by certain assets of the Trust pursuant to the Indenture. The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof. See "Description of the Notes -- General."

The Certificates..............   Concurrently with the issuance of the Notes,
                                 pursuant to the Trust Agreement, the Trust will issue the 5.62% Class B Asset Backed
                                 Certificates (the "Certificates" or the "Class
                                 B Certificates"). The Certificates will be certificates of beneficial interest evidencing an undivided ownership interest in the Trust
                                 Property. The Certificates will be subor-dinated to the Notes to the extent described herein. The Certificates are not being offered hereby and initially will be retained by the Seller or an affiliate. Any information contained herein relating to the Certificates is presented solely to provide a better understanding of the Notes.

                                 The Certificates evidence beneficial ownership of the Trust and will entitle
                                 Certificateholders to receive distributions of amounts not required to be used to make payments on the Notes or to pay expenses of the Trust. The initial aggregate principal amount of the Certificates will equal $81,654,551.40. Thereafter, the principal amount of the Certificates will be reduced by principal payments made on the Certificates.

Trust Assets and Collateral...   The property of the Trust (the "Trust
                                 Property") will include (i) the Receivables,
                                 (ii) all monies due or received thereunder on or after November 1, 1998 (the "Cutoff Date"),
                                 (iii) the Seller's security interests in the Financed Vehicles, (iv) the Collection Account, the Note Distribution Account, the Certificate
                                 Distribution Account, the Payahead Account and the Reserve Accounts, and all money, financial assets or other property from time to time held in or credited to, or purchased with funds from, any of the foregoing accounts, (v) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the
                                 Financed Vehicles or the Obligors under the Receivables (the "Obligors"), (vi) all of the
                                 Seller's rights to all documents contained in the Receivables Files, (vii) all of the Seller's rights under the Purchase Agreement and the Sale and Servicing Agreement, (viii) all of the Seller's rights, if any, of recourse against Dealers arising out of breaches by Dealers in connection with the Receivables,
                                 (ix) all property (including the right to receive future Liquidation Proceeds and
                                 Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Indenture Trustee, (x) the Servicing Guaranty
                                 Agreement, and (xi) all proceeds (within the meaning of Section 9-306 of the Uniform
                                 Commercial Code (the "UCC")) of the foregoing.

                                 Pursuant to the Indenture, the Trust will grant to the Indenture Trustee for the benefit of the Noteholders a security interest in and lien on all of the Trust's right, title and interest in, to and under all of the Trust Property other than the Certificate Distribution Account and the Class B Reserve Account and all money, financial assets or other property from time to time held in or credited to, or purchased with funds from, such accounts (such Trust Property subject to the security interest and lien under the Indenture, collectively, the "Collateral"). See "The Trust Property."

The Receivables...............   The Receivables will consist of a pool of
                                 retail installment sale contracts secured by new and used Mercedes-Benz automobiles and new and used medium- and heavy-duty trucks and tractors manufactured by
                                 Freightliner and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner, together with all accessions thereto (the "Financed Vehicles"), including rights to receive all payments made with respect to such Receivables, security interests in the Financed Vehicles, and the proceeds thereof. As of the Cutoff Date, the Receivables had an aggregate outstanding principal balance of $1,631,454,551.40 (the
                                 "Initial Pool Balance").

                                 The Receivables will be purchased by the Trust from the Seller pursuant to a Sale and Servicing Agreement, to be dated as of November 1, 1998 (as amended or supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer providing for such purchase on or before the date of issuance of the Notes (the "Closing Date"). The Receivables will be purchased by the Seller from MBCC pursuant to a Purchase Agreement, to be dated as of November 1, 1998 (as amended or supplemented from time to time, the "Purchase Agreement"), between the Seller and MBCC providing for such purchase on or before the Closing Date. The Receivables will be selected from the Contracts owned by MBCC based on the criteria specified in the Sale and Servicing Agreement and described herein. No Receivable will have a scheduled maturity later than November 21, 2005 (the "Final Scheduled Maturity Date"). See "The Receivables."

                                 The "Pool Balance" means, as of any date, the aggregate outstanding Principal Balance of the Receivables (excluding Defaulted Receivables) as of the close of business on such date. A "Collection Period" with respect to a Payment Date will be the calendar month preceding the month in which such Payment Date occurs (or, in the case of the initial Collection Period, the period from the Cutoff Date to and including the last day of the month in which the Cutoff Date occurred).

Registration of Notes.........   The Notes will be represented initially by one
                                 or more physical notes registered in the name of Cede & Co. ("Cede"), as nominee of DTC.
                                 Beneficial owners of Notes may elect to hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant
                                 Depositaries of Cedel or Euroclear.

                                 No person acquiring a beneficial ownership interest in the Notes (a "Note Owner") will be entitled to receive a Definitive Note, except in certain limited circumstances. Under the terms of the Indenture, Note Owners will not be recognized as Noteholders and will be permitted to exercise the rights of the Noteholders only indirectly through DTC and its participants. See "Description of the Notes -- Definitive Notes."

Payment Dates.................   Payments of interest on and principal of the
                                 Notes and the Certificates will be made on the 20th day of each month or, if the 20th day of such month is not a Business Day, the next following Business Day (each, a "Payment
                                 Date"), commencing December 21, 1998.
                                 Additionally, if the Class A-1 Notes are still outstanding after the December 1999 Payment
                                 Date, the Class A-1 Notes will be payable in full on January 3, 2000. Payments will be made to (a) holders of record of the Class A Notes
                                 (the "Class A Noteholders", "Noteholders" or
                                 "Holders") as of the Record Date for
                                 Noteholders and (b) holders of record of the Certificates (the "Class B Certificateholders" or the "Certificateholders") as of the Record
                                 Date for Certificateholders. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington,
                                 Delaware are authorized or obligated by law, regulation or executive order to be closed. A
                                 "Record Date" is, in the case of the Notes, the day immediately preceding each Payment Date, or, in the case of the Certificates or if Definitive Notes are issued, the last Business
                                 Day of the calendar month preceding a Payment
                                 Date.

Interest Rates................   The Class A-1 Notes will bear interest at the
                                 rate of 5.27125% per annum (the "Class A-1
                                 Rate"), the Class A-2 Notes will bear interest at the rate of 5.23% per annum (the "Class A-2
                                 Rate"), the Class A-3 Notes will bear interest at the rate of 5.16% per annum (the "Class A-3
                                 Rate") and the Class A-4 Notes will bear interest at the rate of 5.22% per annum (the
                                 "Class A-4 Rate"). The Class B Certificates will bear interest at the rate of 5.62% per annum (the "Class B Rate"). The interest rates on the various classes of Notes and on the Certificates are referred to herein collectively as the "Interest Rates."

Interest......................   Interest on the outstanding principal amount of
                                 each Class of the Notes and on the Certificates will accrue at the applicable Interest Rate (a) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid, to but excluding the following
                                 Payment Date and (b) with respect to the Class
                                 A-2 Notes, the Class A-3 Notes, the Class A-4
                                 Notes and the Class B Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the 20th day of the calendar month preceding each Payment Date to but excluding the 20th day of the following calendar month. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2 Notes, the

                                 Class A-3 Notes, the Class A-4 Notes and the
                                 Class B Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. No payments of interest will be made on the Class B Certificates on any Payment Date until all interest then due on the Class A Notes has been paid. See "Description of the Notes -- Interest."

Principal.....................   Principal of the Notes will be payable on each
                                 Payment Date in an amount equal to the
                                 Principal Distribution Amount (as defined below) for such Payment Date (to the extent that funds are available therefor, as described herein) and will be paid to the Holders of the various Classes of Notes sequentially to the earliest maturing Class then outstanding until the principal amount of each successive Class of Notes is paid in full. Accordingly, on each Payment Date, an amount equal to the Principal
                                 Distribution Amount will be paid to the Holders of the Class A-1 Notes (the "Class A-1
                                 Noteholders") until the Class A-1 Notes are paid in full; then, to the Holders of the Class
                                 A-2 Notes (the "Class A-2 Noteholders") until the Class A-2 Notes are paid in full; then, to the Holders of the Class A-3 Notes (the "Class
                                 A-3 Noteholders") until the Class A-3 Notes are paid in full; then, to the Holders of the Class
                                 A-4 Notes (the "Class A-4 Noteholders") until the Class A-4 Notes are paid in full; and finally, to the Class B Certificateholders until the Class B Certificates are paid in full.

                                 Principal of the Notes and of the Certificates will be payable on each Payment Date in an aggregate amount equal to the Principal Distribution Amount for such Payment Date to the extent described in "Description of the Notes -- The Indenture Cash Flows." The "Principal Distribution Amount" for a Payment Date will be the sum of (i) the Scheduled Principal for such Payment Date plus (ii) any outstanding Principal Carryover Shortfall as of the close of business on the preceding Payment Date; provided, however, that the Principal Distribution Amount for a Payment Date shall not exceed the outstanding aggregate principal balance of the Notes and the Certificate Balance on such Payment Date; and provided, further, that, on the Final Payment Date for each Class of Notes or for the Certificates, the amount required to be deposited in the Note Distribution Account to pay principal of the Notes and the amount required to be deposited in the Certificate Distribution Account to pay the Certificate Balance, as applicable, will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account and the Certificate Distribution Account, as applicable, on such Payment Date and allocable to principal) to reduce the outstanding principal amount of such Class of Notes or the Certificate Balance, as applicable, to zero.

                                 Notwithstanding the foregoing, on each Payment Date occurring on or after the date on which the maturity dates of the

                                 Notes have been accelerated following the occurrence of an Event of Default, any payments of principal of the Notes will be paid (A) to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders pro rata in proportion to the respective outstanding principal balances of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until all of such Classes have been paid in full and (B) following payment in full of the Class A Notes, to the Class B
                                 Certificateholders until the Class B
                                 Certificates have been paid in full. See
                                 "Description of the Notes -- The Indenture Cash Flows -- Monthly Withdrawals from the Collection Account."

                                 To the extent not previously paid or
                                 accelerated, the outstanding principal amount of (i) the Class A-1 Notes will be payable on January 3, 2000 (the "Class A-1 Final Payment Date"), (ii) the Class A-2 Notes will be payable on the December 2001 Payment Date (the "Class A-2 Final Payment Date"), (iii) the Class A-3 Notes will be payable on the January 2003 Payment Date (the "Class A-3 Final Payment Date"), (iv) the Class A-4 Notes will be payable on the December 2003 Payment Date (the "Class A-4 Final Payment Date") and (v) the Class B Certificates will be payable on the May 2006 Payment Date (the "Class B Final Payment Date" and, collectively with the foregoing, the "Final Payment Dates").

                                 A "Prepaid Receivable" is a Receivable which is prepaid in full or accelerated under certain circumstances or with respect to which the related Financed Vehicle is repossessed and sold or becomes a total loss.

Optional Redemption...........   The Notes and the Certificates will be redeemed
                                 in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables, which can occur on any Payment Date with respect to which the Pool
                                 Balance as of the end of the related Collection
                                 Period is 10% or less of the Initial Pool
                                 Balance, at a purchase price equal to the unpaid outstanding principal amount of the Notes and the Certificates, in each case plus accrued and unpaid interest thereon. See
                                 "Description of the Notes -- Optional
                                 Redemption."

Reserve Accounts..............   Separate reserve accounts will be established
                                 for the Class A Notes and for the Class B
                                 Certificates (the "Class A Reserve Account" and the "Class B Reserve Account," respectively, and collectively, the "Reserve Accounts").
                                 Amounts on deposit in the Class A Reserve
                                 Account will be available on any Payment Date to cover (i) the Total Servicing Fee and (ii) shortfalls in distributions of interest on and principal of the Class A Notes. Amounts on deposit in the Class B Reserve Account will be available on any Payment Date to cover (i) the Total Servicing Fee and (ii) shortfalls in distributions of interest on and principal of the Class B Certificates. Amounts on deposit from time to time in the

                                 Reserve Accounts will be invested in Permitted Investments maturing on or prior to the next succeeding Payment Date; provided, however, that to the extent permitted by the Rating Agencies, amounts on deposit in the Reserve Accounts may be invested in Permitted Investments that mature later than the next succeeding Payment Date.

                                 Class A Reserve Initial Deposit. The Class A Reserve Account will be funded by the Seller with cash or Permitted Investments maturing on or prior to the initial Payment Date and having, on the Closing Date, a value of $40,786,363.79 (the "Class A Reserve Initial Deposit"). The Class A Reserve Initial Deposit will be augmented on each Payment Date by the deposit in the Class A Reserve Account of Available Funds to the extent necessary to maintain the amount in the Class A Reserve Account at an amount equal to the Specified Class A Reserve Balance (as defined below).

                                 Amounts in the Class A Reserve Account on any Payment Date (reduced by the amount of all distributions made on such Payment Date) in excess of the Specified Class A Reserve Balance for such Payment Date will be released for deposit into the Class B Reserve Account or, to the extent the amount on deposit therein is equal to the Specified Class B Reserve Balance (as defined below), payment to the Seller.

                                 Specified Class A Reserve Balance.  The
                                 "Specified Class A Reserve Balance", with respect to the Closing Date, will equal $40,786,363.79, and with respect to any Payment Date, will equal $57,100,909.30, except where on any Payment Date (i) the annualized average for the preceding three Collection Periods of the ratios of net losses (that is, the net balances of all Receivables which are charged-off in the applicable Collection Period, less any Liquidation Proceeds or Recoveries received in such Collection Period) to the Pool Balance as of the first day of each such Collection Period exceeds 2.25% or (ii) the average for the preceding three Collection Periods of the ratios of (a) the sum of (1) the balance of Receivables that are delinquent 61 days or more plus (2) the balance of Receivables for any Contracts relating to repossessed Vehicles which, in both cases, have not been charged-off to (b) such outstanding Pool Balance exceeds 4.25%, then the Specified Class A Reserve Balance for such Payment Date will equal $65,258,182.06. See "Description of the Notes -- Subordination of the Class B Certificates; Reserve Accounts."

                                 The Seller may reduce the Specified Class A
                                 Reserve Balance provided that (a) both Rating Agencies confirm in writing to the Indenture Trustee and to the Seller prior to such reduction that such reduction will not result in a lowering of or a withdrawal of the then-current ratings of any Class of the Notes and (b) an Opinion of Counsel is delivered to the Indenture Trustee to the effect that the proposed change will not adversely affect the status of the Notes as debt.

                                 Specified Class B Reserve Balance.  The
                                 "Specified Class B Reserve Balance" will initially be zero and remain zero for so long as the Seller retains the Class B Certificates. At such time, if any, as the Seller determines to sell the Class B Certificates, the Specified Class B Reserve Balance will be an amount determined by the Seller in consultation with the Rating Agencies in order to achieve the desired rating for the Class B Certificates.

Collection Account;
  Priority of Payments........   If MBCC is the Servicer, collections received
                                 may be paid into an account in the name of the Indenture Trustee (the "Collection Account") on the Payment Date so long as (i) the obligation of the Servicer to make required remittances under the Sale and Servicing Agreement on each Payment Date is unconditionally guaranteed by DBNA pursuant to the Servicing Guaranty
                                 Agreement (as defined herein) and DBNA will have a rating of at least P-1 from Moody's and at least A-1 from S&P with respect to its short-term obligations and (ii) no Event of Servicing Termination (as defined herein) shall have occurred. Alternatively, even if all of the foregoing conditions are not satisfied, such collections may be paid into the Collection Account on the Payment Date if the Rating Agencies confirm in writing that such failure to satisfy the foregoing conditions will not affect the rating of any Class of Notes. If neither of the above occurs, the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to the Collection Account.

                                 On each Payment Date, upon receipt of
                                 instructions from the Servicer, the Indenture Trustee will withdraw funds on deposit in the Collection Account for the related Collection Period (including funds, if any, deposited therein from the Reserve Accounts and the Payahead Account) following the withdrawal therefrom of the amount necessary to reimburse the Servicer for Advances previously made by the Servicer to the extent due and payable to the Servicer on such Payment Date and will apply such funds on each Payment Date as follows (in the priority indicated): (i) the Total Servicing Fee to the Servicer, (ii) the Accrued Interest on each Class of Notes into the Note Distribution Account, (iii) the Accrued Interest on the Certificates into the Certificate Distribution Account, (iv) the Principal Distribution Amount with respect to the Notes into the Note Distribution Account,
                                 (v) the Principal Distribution Amount with respect to the Certificates into the Certificate Distribution Account, (vi) the amount necessary to bring the amounts on deposit in the Class A Reserve Account up to the Specified Class A Reserve Balance, (vii) the amount necessary to bring the amounts on deposit in the Class B Reserve Account up to the Specified

                                 Class B Reserve Balance and (viii) any
                                 remaining funds to the Seller.

Servicing Fee.................   A monthly fee for servicing the Receivables
                                 (the "Servicing Fee") will be payable to the Servicer on each Payment Date in an amount equal to the product of one-twelfth of the Servicing Rate and the Pool Balance as of the first day of the related Collection Period and will be payable generally out of collections on the Receivables prior to distributions to Noteholders and the Certificateholders. The
                                 "Servicing Rate" will equal 1.0% per annum. As additional servicing compensation, the Servicer will also be entitled to any administrative fees and charges and all late payment fees and charges paid with respect to the Receivables other than fees paid in connection with the extension or deferral of payments on a Receivable (the "Supplemental Servicing Fee," and together with the Servicing Fee payable on any particular Payment Date, the "Total
                                 Servicing Fee"). So long as it does not cause to occur a reduction in the rating of any Class of the Class A Notes, the Servicing Fee for a Collection Period (together with any portion of any Servicing Fee or any Supplemental Servicing
                                 Fee that remains unpaid from prior Collection
                                 Periods) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the
                                 Transfer and Servicing Agreements -- Servicing
                                 Compensation."

Advances......................   As of the close of business on the last day of
                                 each Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable (other than a Purchased Receivable) are less than the Scheduled Payment in respect of such Receivable, the Payahead Balance for such Receivable will be applied by the Indenture
                                 Trustee to the extent of the shortfall, and such Payahead Balance will be reduced accordingly. On the related Payment Date, the Servicer will make an advance to the extent of any remaining shortfall in respect of such Receivable (such advance, an "Advance");
                                 provided that no successor Servicer shall be required to make Advances. Subsequent collections on Receivables will be used to reimburse the Servicer for Advances to the extent described herein. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advances from subsequent collections or recoveries. See
                                 "Description of the Notes -- The Indenture Cash
                                 Flows" and "-- Advances."

Repurchases and Purchases
  of Certain Receivables......   The Seller will be obligated to repurchase any
                                 Receivable if the interest of the Trust therein is materially and adversely affected by a breach of any representation or warranty made by the Seller with respect to the Receivable and if the breach has not been cured by the last day of the Collection Period which includes the 60th day after the date of discovery by or notice to the Seller of the breach.
                                 Simultaneously with the Seller's repurchase from the Trust, MBCC will be obligated to repurchase the Receivable from the Seller pursuant to the Purchase Agreement. See
                                 "Description of the Transfer and Servicing
                                 Agreements -- Mandatory Repurchase of
                                 Receivables."

                                 The Servicer will be obligated to purchase any Receivable if, among other things, the Servicer
                                 (i) extends the date for final payment by the Obligor of such Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Maturity Date, (ii) changes the amount or the number of the scheduled payments of such Receivable (except for certain credit-related reasons) or (iii) fails to maintain a perfected security interest in the related Financed Vehicle in accordance with the Servicer's customary servicing procedures. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

Tax Status....................   In the opinion of Morgan, Lewis & Bockius LLP,
                                 for U.S. Federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Federal Income Tax
                                 Consequences."

Legal Investment..............   The Class A-1 Notes are structured to be
                                 eligible for purchase by money market funds under Rule 2a-7 under the Investment Company
                                 Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule
                                 2a-7 and whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund's investment policies and objectives.

Rating of the Notes...........   It is a condition to the issuance of the Notes
                                 that the Class A-1 Notes be rated in the highest short-term rating category, and that the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes each be rated in the highest long-term rating category, in each case by each of Moody's Investors Service, Inc.
                                 ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies ("S&P," and together with Moody's, each, a "Rating
                                 Agency"). There can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if circumstances so warrant.

ERISA Considerations..........   Subject to the considerations discussed under
                                 "ERISA Considerations," the Notes may, in general, be purchased by or on behalf of employee benefit plans subject to ERISA. Any employee benefit plan fiduciary considering a purchase of Notes should, among other things, consult with legal counsel regarding the availability of a statutory or administrative exemption from the prohibited transaction rules of ERISA and the Code.

                              RECENT DEVELOPMENTS

     On May 7, 1998, Daimler-Benz, DaimlerChrysler AG, Chrysler Corporation, a Delaware corporation ("Chrysler"), and Chrysler Merger Corporation, a newly formed Delaware corporation ("Chrysler Merger Sub"), entered into a business combination agreement (as amended and restated, the "Combination Agreement"). Pursuant to the Combination Agreement: (i) on November 6, 1998, the offer (the "Daimler-Benz Exchange Offer") to holders of no par value Ordinary Shares of Daimler-Benz (the "Daimler-Benz Ordinary Shares") and the holders of American Depositary Shares of Daimler-Benz, each representing one Daimler-Benz Ordinary Share (the "Daimler-Benz ADSs"), to exchange such shares for Ordinary Shares, no par value, of DaimlerChrysler AG (the "DaimlerChrysler Ordinary Shares") was completed, and DaimlerChrysler AG accepted for exchange approximately 98.2% of the Daimler-Benz Ordinary Shares (including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs); and (ii) on November 12, 1998, Chrysler Merger Sub was merged with and into Chrysler (the "Chrysler Merger"). As a result of the Chrysler Merger, Chrysler became a wholly owned subsidiary of DaimlerChrysler AG. The final step in the "merger-of-equals" transaction between Daimler-Benz and Chrysler will be the merger of Daimler-Benz with and into DaimlerChrysler AG (the "Daimler-Benz Merger"). As a result of the Daimler-Benz Merger, the stockholders of Daimler-Benz (other than DaimlerChrysler AG) will automatically become stockholders of DaimlerChrysler AG. Consummation of the Daimler-Benz Merger is pending the resolution of three actions by purported stockholders of Daimler-Benz filed with the regional court in Stuttgart, Germany. The Daimler-Benz Exchange Offer, the Chrysler Merger and the Daimler-Benz Merger, collectively the "Transactions," will have the effect of combining the respective businesses, stockholder groups, managements and other constituencies of Chrysler and Daimler-Benz. As a result of the Transactions, the former stockholders of Chrysler and Daimler-Benz AG will own all the issued and outstanding DaimlerChrysler Ordinary Shares.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There currently is no secondary market for the Notes, and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each Class of Notes. There is no assurance that any such market will develop or, if one does develop, that it will provide liquidity of investment or will continue for the life of the related Notes.

CERTAIN LEGAL ASPECTS -- THE RECEIVABLES

     The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Trust in the Receivables, and the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following the sale and assignment of the Receivables to the Trust. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) one or more Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in such Receivables superior to the interest of the Trust and as a result reductions in the amounts of distributions to Noteholders could result. See "Certain Legal Aspects of the Receivables -- Rights in the Receivables."

     The Seller will assign its security interests in the Financed Vehicles to the Trust in connection with the sale and assignment of the Receivables to the Trust. Following the sale and assignment of the Receivables to the Trust, the Servicer will hold the certificates of title or ownership relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. Because the Trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the Trust in a Financed Vehicle (i) might be defeated through fraud, forgery, negligence or error and (ii) may not be perfected in every state. See "Certain Legal Aspects of the Receivables -- Security Interests in the Financed Vehicles."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by MBCC under title 11 of the United States Code (the "Bankruptcy Code") or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of MBCC. These steps include the creation and maintenance of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MBCC in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the Notes could occur or reductions in the amounts of such distributions could result. See "The Seller."

     MBCC and the Seller intend that the transfer of the Receivables by MBCC to the Seller constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of MBCC's bankruptcy estate under Section 541 of the Bankruptcy Code should it become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If MBCC or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Noteholders might experience delays in payment or possibly losses on their investment in the Notes. Counsel to the Seller has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No.
14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. See "The Seller."

MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of each Class of Notes may be reduced by prepayments on Receivables because the rate of payment of principal of each Class of Notes depends on the rate of payment (including prepayments) of the principal balance of the Receivables. The Receivables are prepayable by the Obligors at any time without penalty. Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage or other insurance, repurchases by the Seller as a result of certain uncured breaches of the representations and warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its optional purchase right. See "The Receivables -- Maturity and Prepayment Considerations."

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

     MBCC does not generally maintain records of the historical prepayment experience of its portfolio of Contracts (as defined herein). No assurance can be given that prepayments on the Receivables will conform to any historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables and corresponding payments on the Notes. There can be no assurance that the Noteholders will be able to reinvest funds in an instrument with a comparable rating and interest rate in the event the Notes are prepaid.

     It is expected that the final payment of each Class of Notes will occur on or prior to its respective Final Payment Date because of the considerations set forth above. However, if sufficient funds are not available to pay any Class of Notes in full on or prior to its respective Final Payment Date, an Event of Default will occur and final payment of such Class of Notes could occur later than such date.

LIMITED ASSETS; DEFICIENCIES FROM SALE UPON INSOLVENCY OF SELLER

     Limited Assets. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and other Trust Property, including the right to receive payments under certain circumstances from the Reserve Accounts. The Notes represent obligations solely of the Trust. The Notes will not be insured or guaranteed by the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any other person or entity. Consequently, Noteholders must rely for payment of the Notes upon payments on the Receivables (to the extent described herein) and, if and to the extent available, amounts on deposit in the Class A Reserve Account.

     To the extent of any shortfalls in the Trust's receipt of payments on the Receivables, amounts on deposit in the Class A Reserve Account will be available on any Payment Date to cover the payment of the Total Servicing Fee, the Accrued Interest on the Notes and the Principal Distribution Amount with respect to the Notes. See "Description of the Notes -- The Indenture Cash Flows" and
"-- Subordination of the Class B Certificates; Reserve Accounts." If the amounts on deposit in the Class A Reserve Account were exhausted, the Trust would depend solely on current payments on the Receivables (to the extent available to make payments to the Noteholders), Advances by the Servicer, Liquidation Proceeds of Defaulted Receivables and Recoveries to make the Total Required Payment. See "Description of the Notes -- The Indenture Cash Flows." Although the Class B Certificates will be subordinate to the Class A Notes to the extent described herein, distributions of interest due to the Class B Certificateholders will not be subordinate to distributions of principal due to the Class A Noteholders (absent an Event of Default). Moreover, the Class A Noteholders will not be entitled pursuant to the Indenture to distributions from amounts on deposit in the Class B Reserve Account.

     Although the Indenture authorizes the Indenture Trustee to sell the Receivables in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the Notes. Therefore, upon an Event of Default, there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders, in the aggregate under the Indenture on any Payment Date, other than a Final Payment Date with respect to any Class of Notes, will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal of a Class of Notes may not result in the occurrence of an Event of Default until the Final Payment Date for that Class of Notes.

GEOGRAPHIC CONCENTRATION

     Economic conditions in the states where the Obligors under the Contracts reside may affect the delinquency, credit loss and repossession experience of the Trust with respect to the Contracts. Based on the Pool Balance as of the Cutoff Date, 15.88% of the Receivables will have been originated in Texas, 10.04% in California and 8.63% in Florida. Accordingly, adverse economic conditions or other factors affecting Texas, California or Florida in particular could adversely affect the delinquency, credit loss or repossession experience of the Trust. No other state, by billing addresses of Obligors, constituted more than 6% of the aggregate principal balance of the Receivables as of the Cutoff Date.

EVENT OF DEFAULT CONSIDERATIONS

     If the maturity dates of the Notes have been accelerated following the occurrence of an Event of Default, the Notes may be prepaid in advance of their respective maturity dates. The acceleration of the maturity dates following the occurrence of an Event of Default will also change the order of priority for the payment of principal on the different Classes of Notes. If the maturity dates of the Notes have been accelerated following the occurrence of an Event of Default, any payments of principal will be paid (i) to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders pro rata in proportion to the respective principal balances of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until all of such Classes have been paid in full and (ii) then to the Class B Certificateholders until the Class B Certificates are paid in full.

BOOK ENTRY REGISTRATION

     The Notes of each Class will be represented initially by one or more physical notes registered in the name of Cede as nominee of DTC. No Note Owner will be entitled to receive a Definitive Note except in certain limited circumstances. Under the terms of the Indenture, Note Owners will not be recognized as Noteholders, and will be permitted to exercise the rights of the Noteholders only indirectly through DTC and its participants. See "Description of the Notes -- Book Entry Registration" and "-- Definitive Notes."

RISK OF YEAR 2000

     MBCC has conducted an evaluation of the actions necessary in order to ensure that its computer systems will be able to function without disruption with respect to the application of dating systems in the year 2000. As a result of these evaluations, MBCC is engaged in the process of upgrading and replacing certain of its information and other computer systems so as to be able to operate without disruption due to year 2000 issues. MBCC's remedial actions are scheduled to be completed during the second quarter of 1999. However, there can be no assurance that the remedial actions being implemented by MBCC will be able to be completed by the time necessary to avoid dating systems problems. In addition, disruptions with respect to the computer systems of vendors or customers, which systems are outside the control of MBCC, could impair the ability of MBCC to obtain necessary materials or products or to sell to or service their customers. Disruptions of MBCC's computer systems, or the computer systems of MBCC's vendors or customers, could have a material adverse effect upon MBCC's ability to service the Receivables.

                                   THE TRUST

GENERAL

     The Issuer, Daimler-Benz Vehicle Owner Trust 1998-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. The Trust will hold title to the Receivables, issue the Notes and the Certificates and distribute payments on the Notes and the Certificates. The Trust's principal offices are in the State of Delaware in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below. See "-- The Owner Trustee."

     The Trust will initially be capitalized through the issuance of the Notes and the Certificates. The Trust will purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement in exchange for the proceeds of the Notes and the issuance to the Seller or an affiliate thereof of the Certificates. The Seller or an affiliate initially will retain the Certificates. The Seller may not transfer or assign the Certificates unless it receives an Opinion of Counsel as to certain tax matters.

     The Servicer will service the Receivables, either directly or through subservicers, and will be paid the Total Servicing Fee out of collections on the Receivables, prior to distributions to Noteholders and Certificateholders. Certain other expenses of the Trust will be paid by the Servicer or by the Seller as provided in the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures," "-- Servicing Compensation" and "Description of the Notes -- The Indenture Cash Flows."

     The Servicer will hold the Receivables and the certificates of title or ownership relating to the Financed Vehicles as custodian for the Indenture Trustee and the Trust. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's security interest in the Receivables and the Financed Vehicles may be defeated or may not be perfected. See "Certain Legal Aspects of the Receivables."

     The Trust will not acquire any assets other than the Trust Property and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property and issuing and distributing payments on the Notes and on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

     If the protection provided to the Noteholders by the subordination of the Certificates and by amounts on deposit in the Class A Reserve Account from time to time is insufficient, the Noteholders would have to look principally to the Receivables that are not Defaulted Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure Defaulted Receivables and the proceeds from recourse, if any, against Dealers with respect to the Receivables for payment of the Notes. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders. See "Description of the Notes -- The Indenture Cash Flows" and "Certain Legal Aspects of the Receivables."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date:

Class A-1 Notes.............................................  $  360,000,000.00
Class A-2 Notes.............................................     508,000,000.00
Class A-3 Notes.............................................     440,000,000.00
Class A-4 Notes.............................................     241,800,000.00
Class B Certificates........................................      81,654,551.40
                                                              -----------------
          Total.............................................  $1,631,454,551.40
                                                              =================

THE OWNER TRUSTEE

     Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. The Owner Trustee's Corporate Trust Office is located at 1201 North Market Street, Wilmington, Delaware 19801. The Seller, the Servicer and their respective affiliates may have other banking relationships with the Owner Trustee and its affiliates in the ordinary course of their businesses.

                               THE TRUST PROPERTY

     The Notes will be secured by certain of the Trust Property. The Trust Property will include (i) the Receivables, (ii) all monies due or received thereunder on or after the Cutoff Date, (iii) all of the Seller's security interests in the Financed Vehicles, (iv) the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Reserve Accounts and the Payahead Account, and all money, financial assets or other property from time to time held in or credited to, or purchased with funds from, any of the foregoing accounts, (v) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or from the Obligors, (vi) all of the Seller's right to all documents contained in the Receivable Files, (vii) all of the Seller's rights under the Purchase Agreement, including the right of the Seller to cause MBCC to repurchase Receivables from time to time from the Seller under certain circumstances specified therein, and under the Sale and Servicing Agreement, (viii) all of the Seller's rights, if any, of recourse against Dealers arising out of breaches by Dealers in connection with the Receivables,
(ix) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Indenture Trustee, (x) the Servicing Guaranty Agreement, and
(xi) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing. Pursuant to the Indenture, the Trust will grant to the Indenture Trustee for the benefit of the Noteholders a security interest in and lien on all of the Trust's right, title and interest in, to and under all of the Trust Property other than the Certificate Distribution Account and the Class B Reserve Account and all money, financial assets or other property from time to time held in or credited to, or purchased with funds from, such accounts (such Trust Property subject to the security interest and lien under the Indenture, collectively, the "Collateral").

                       MBCC'S VEHICLE CONTRACT PORTFOLIO

GENERAL

     MBCC currently purchases motor vehicle retail installment contracts (the "Motor Vehicle Contracts") directly from authorized Mercedes-Benz motor vehicle dealers ("Mercedes-Benz Dealers") throughout the United States. MBCC currently purchases commercial vehicle retail installment contracts for, and retail loans evidenced by notes secured by, medium- and heavy-duty trucks, tractors and trailers (the "Commercial Vehicle Contracts," and together with the Motor Vehicle Contracts, the "Contracts") directly from authorized Freightliner commercial vehicle dealers ("Commercial Vehicle Dealers" and, together with Mercedes-Benz Dealers, "Dealers") throughout the United States. The Contracts are originated by the Dealers who regularly sell such contracts to MBCC as well as to other finance sources. MBCC purchases Contracts in accordance with its established underwriting procedures, subject to the terms of an agreement with each Dealer (each, a "Dealer Agreement").

     Motor Vehicle Contracts. Each Dealer Agreement with respect to Motor Vehicle Contracts, among other things, obligates the Dealer to repurchase any Motor Vehicle Contract for the outstanding principal balance if the Dealer breaches certain representations and warranties. Each Dealer warrants with respect to Motor Vehicle Contracts that (i) all Motor Vehicle Contracts are genuine and the only instruments executed for the related motor vehicles (each, a "Motor Vehicle") described therein, and are and will continue free from defenses and off-sets; (ii) all statements contained therein will be true, and unpaid balances shown therein are correct;
(iii) all amounts and numbers submitted to MBCC will be correct and accurately reflect the true nature of the agreement between the Obligor and the Dealer;
(iv) the transactions conform to all applicable laws and regulations; (v) the contents of any form used other than MBCC's will be legally sufficient and enforceable; (vi) the Motor Vehicles shall have been delivered and accepted and the Dealer will comply with all of its obligations with respect thereto; (vii) each instrument will evidence a valid reservation of title to, or first lien upon, the Motor Vehicle and will have been so filed and recorded, if permitted or required by law, as to be effective against all persons and to preserve the priority of such lien; and (viii) such Motor Vehicle shall be insured for fire, theft, combined additional coverage, and collision in a manner and with insurance carriers satisfactory to MBCC. Upon breach of any representation or warranty made by a Dealer with respect to a Motor Vehicle Contract, pursuant to the Dealer Agreements, MBCC has a right of recourse against such Dealer to require it to repurchase such Contract. Generally, in determining whether to exercise such right, MBCC considers the prior performance of the Dealer and other business and commercial considerations. MBCC, as Servicer, is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the Trust under the Sale and Servicing Agreement. All terms of the Dealer Agreements which are material to the Certificateholders are described in this Prospectus.

     MBCC purchases Motor Vehicle Contracts relating to new Motor Vehicles manufactured by Daimler-Benz and Motor Vehicle Contracts relating to used Motor Vehicles manufactured by Daimler-Benz and other automobile manufacturers. MBCC applies the same underwriting standards to its purchase of Motor Vehicle Contracts whether or not the Motor Vehicle Contract relates to a Motor Vehicle manufactured by Daimler-Benz. See "-- Underwriting" below.

     Mercedes-Benz of North America, Inc. ("MBNA") imports, distributes, markets and supports a select line of Mercedes-Benz Motor Vehicles to all 50 states in the United States. In 1997, MBNA sold 122,265 vehicles. MBNA currently has 320 Mercedes-Benz Dealers in the United States, 10 authorized service-only dealers and one company-owned dealership, Mercedes-Benz of Manhattan.

     Commercial Vehicle Contracts. Each Dealer Agreement with respect to Commercial Vehicle Contracts, among other things, obligates the Dealer to repurchase any Commercial Vehicle Contract for the outstanding principal balance if the Dealer breaches certain representations and warranties. The representations and warranties typically relate to the origination of the Commercial Vehicle Contract and the security interest in the related medium- or heavy-duty truck, tractor or trailer (each, a "Commercial Vehicle," and the Commercial Vehicles, together with Motor Vehicles, the "Vehicles") and not to the creditworthiness of the Obligors under the Commercial Vehicle Contract or the collectability of the Contract.

     MBCC purchases Commercial Vehicle Contracts relating to new and used medium- and heavy-duty trucks and tractors manufactured by Freightliner and Commercial Vehicle Contracts relating to used trucks and tractors and new and used trailers manufactured by companies other than Freightliner. See
"-- Underwriting" below.

     Freightliner Corporation (together with its subsidiaries, "Freightliner"), headquartered in Portland, Oregon, is a subsidiary of DBNA and the leading manufacturer of Class 8 trucks (33,000 pounds gross vehicle weight and above) in North America. Freightliner entered the Business Class 6/7 (26,000 to 33,000 pounds gross vehicle weight) market in 1991 and has experienced growing success in this market. Freightliner trucks are distributed in North America through a network of 250 independent dealers. Freightliner acquired the heavy-truck business of Ford Motor Company in 1997, renamed Sterling Truck Corporation ("Sterling"), and the first Sterling trucks began to be produced in April 1998. Sterling produces a range of trucks in Classes 6 to 8. There are

219 Sterling dealers in North America, and they all provide parts, service and a customer support network for Sterling and Freightliner.

UNDERWRITING

     Motor Vehicle Contracts. MBCC's National Car Office ("NCO"), which is located in Atlanta, Georgia, oversees and coordinates the activities of the car financing operations throughout the United States. The NCO maintains three regional offices that are dedicated to supporting and servicing Dealers and customers throughout the United States. Through these regional offices, which are located in Atlanta, Georgia, Wilmington, Delaware and Portland, Oregon, MBCC purchases Motor Vehicle Contracts from Dealers using consistent underwriting policies and procedures. Certain Receivables were originated by Dealers in accordance with MBCC's requirements under existing agreements with such Dealers and were purchased in accordance with MBCC's underwriting standards which emphasize, among other factors, the applicant's willingness and ability to repay according to the terms of the Receivable.

     Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, residential status, source and amount of monthly income and the amount of monthly rent or mortgage payment. All applications are checked for completeness and entered into MBCC's on-line credit applications system. In conjunction with the entering of the application information, credit bureau reports on the customer are collected and attached electronically to the application form.

     A preliminary review of the application is then performed and, if deemed necessary, additional information is requested from the Dealer. When all relevant information is obtained, the credit analysis commences. At a minimum, this analysis includes: (i) a review of credit bureau reports, including the timeliness of payment history and the amount of payments; (ii) budget analysis, including such ratios as Motor Vehicle Contract payment to income and total debt payment to total income; (iii) verification of the value of the Motor Vehicle if the credit request is for a used Motor Vehicle; and (iv) analysis of employment history, with particular attention to time spent with current employer. The credit decision is based upon the information described above as well as the applicant's credit score as obtained from a statistically derived credit scoring process and other qualitative considerations. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested.

     After analysis, the credit decision is communicated to the Dealer. If the credit is accepted, and the applicant agrees to the terms of the Contract, the Contract is funded.

     Commercial Vehicle Contracts. MBCC's National Truck Office ("NTO") is headquartered in Lisle, Illinois, near Chicago. This operation provides staff and resources dedicated exclusively to support Freightliner and, beginning in May 1998, Sterling customers and dealers throughout the United States.

     NTO provides a wide range of financial services to Freightliner and Sterling dealers in the United States. New business consists primarily of the purchase of retail installment and lease contracts resulting from the sale of new and used Freightliner and Sterling medium- and heavy-duty trucks and to a lesser extent, used truck equipment of other manufacturers sold through Freightliner and Sterling and working capital loans to authorized Freightliner and Sterling dealerships. All the underwriting, collections, remarketing and customer service functions are performed centrally at NTO.

     Beginning in May 1998, NTO began providing financial services for Sterling trucks, a new line of medium- and heavy-duty trucks, resulting from the recent purchase by Freightliner of the Ford Motor Company's heavy-duty truck division, which is now named Sterling Truck Corporation. The Sterling line offers a wide variety of models for both vocational and on-highway use. The operations for NTO's Sterling segment are structured similarly to the operations for the Freightliner segment.

     MBCC's underwriting standards emphasize each prospective Obligor's ability to pay and creditworthiness as well as the asset value of each Commercial Vehicle that secures the Commercial Vehicle Contract. Prior to its purchase of Commercial Vehicle Contracts, MBCC reviews credit applications from the Obligors. All loan applications are forwarded by the Dealers to NTO. Once the application is received, credit bureau reports are obtained. Dun and Bradstreet reports are obtained for applicants that are corporations. Employment verifications are completed according to specified procedures. Direct credit verification is made for references not included in the credit bureau or Dun and Bradstreet reports. Applicant information, including financial statements and any direct credit references, are distributed to a credit analyst for review and analysis. After reviewing the information along with other information such as advances and credit history, the analyst will reach a credit decision. For certain large fleet transactions, a more comprehensive review of the transaction is performed. This review includes, but is not limited to, a review of: the customer and Dealer; traffic lanes and products hauled; market segment data; guarantor information; and existing fleet characteristics. The NTO has established a number of credit authority levels within the organization.

SERVICING AND COLLECTION

     MBCC measures delinquency by the number of days elapsed from the date a payment is due under the Contracts (the "Due Date"). MBCC considers an account to be past due or delinquent when the Obligor has an overdue balance in excess of a predetermined minimum amount. MBCC generally begins collection activities with respect to delinquent Contracts on the 11th day after the Due Date of the scheduled payment. MBCC also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

     MBCC's collectors are assigned to specific Obligors and attempt to contact the delinquent Obligor by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures typically begin when a Contract becomes between 60 to 90 days delinquent. Repossession is carried out pursuant to specific procedures adopted by MBCC.

     Any deficiencies remaining after repossession and sale of the related Vehicle after the full charge-off of the related Contract are pursued by MBCC to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

PHYSICAL DAMAGE INSURANCE

     Motor Vehicle Contracts. Each Motor Vehicle Contract requires the Obligor to maintain specific levels of physical damage insurance during the term of the Contract. At the time of purchase, the Dealer and the Obligor sign a statement indicating that the level of insurance required by MBCC is in place as well as providing the name and address of the insurance company. However, on an ongoing basis, MBCC does not monitor the insurance coverage on the Motor Vehicles to ensure that such coverage is maintained. In the event that the Servicer is notified that such insurance coverage is not maintained, the Servicer has the right, but is not obligated, to declare the Contract to be in default. The Servicer is not obligated, and does not intend, to purchase required insurance on any Financed Vehicle and charge the Obligor for the cost of such insurance if the Obligor fails to do so.

     Commercial Vehicle Contracts. Each Commercial Vehicle Contract requires the Obligor to obtain physical damage insurance covering loss or damage to the Commercial Vehicle, except in the case of certain fleet customers which are permitted to be self-insured in accordance with MBCC's customary standards. Except for Contracts for such fleet customers, the Dealer Agreements include a requirement that the Dealers provide MBCC with written confirmation that there is physical damage insurance acceptable to MBCC covering each Commercial Vehicle at the time that MBCC purchases the Commercial Vehicle Contracts from the Dealers. If an Obligor required to maintain physical damage insurance fails to maintain the required insurance, MBCC will, upon receipt of notice of the Obligor's failure, contact the Obligor in an attempt to correct the Obligor's failure.

DELINQUENCY AND LOSS EXPERIENCE

     Set forth below is certain information concerning MBCC's portfolio of Contracts, including Contracts previously sold which MBCC continues to service. The information shown below for 1998 and 1997 does not include receivables generated under a program directed at first time buyers of used Commercial Vehicles. This program was initiated by MBCC in 1996 and the receivables generated thereunder are reflected in the information shown for 1996, but are not material in amount for such year. There will be no receivables in the Trust generated under this program. There is no assurance that the delinquency, repossession or loss experience of the Receivables will be comparable to MBCC's experience shown in the following tables.

            DELINQUENCY EXPERIENCE OF THE MOTOR VEHICLE PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                               AT SEPTEMBER 30,                       AT DECEMBER 31,
                            -----------------------   -----------------------------------------------
MOTOR VEHICLES                 1998         1997         1997         1996         1995        1994
--------------              ----------   ----------   ----------   ----------   ----------   --------
Gross Balance Outstanding
  at End of Period........  $2,243,847   $1,703,597   $1,792,325   $1,402,642   $1,086,082   $961,463
Gross Balance Past Due as
  a Percentage of Gross
  Balance
  31-60 Days..............        1.82%        2.22%        2.28%        2.20%        2.05%      1.62%
  61-90 Days..............        0.29         0.64         0.75         0.27         0.22       0.34
  91 Days or More.........        0.56         0.57         0.77         0.28         0.25       0.23
                            ----------   ----------   ----------   ----------   ----------   --------
         Total............        2.67%        3.43%        3.80%        2.75%        2.52%      2.19%
                            ==========   ==========   ==========   ==========   ==========   ========

---------------
(1) The period of delinquency is based on the number of days payments are contractually past due. Percentages are calculated by dividing the gross remaining balance past due by the gross balances of the portfolio at the end of the period.

   NET CREDIT LOSS AND REPOSSESSION EXPERIENCE OF MOTOR VEHICLE PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                           --------------------------      ------------------------------------------------------
MOTOR VEHICLES                1998            1997            1997            1996           1995          1994
--------------             ----------      ----------      ----------      ----------      --------      --------
Principal Amount
  Outstanding............  $1,814,124      $1,367,213      $1,458,556      $1,148,024      $906,045      $820,045
Average Principal Amount
  Outstanding............  $1,622,533      $1,249,185      $1,291,186      $1,004,975      $849,791      $794,985
Number of Contracts
  Outstanding............      78,275          62,385          65,548          53,714        44,867        40,962
Average Number of
  Contracts
  Outstanding............      71,545          57,602          59,215          48,275        43,092        38,618
Net Losses(2)............  $   10,449      $    6,593      $    9,117      $    6,815      $  5,920      $  4,599
Number of Repossessions
  as a Percentage of the
  Average Number of
  Contracts
  Outstanding(3).........        1.96%(4)        1.91%(4)        2.01%           1.43%         1.17%         1.15%
Net Losses as a
  Percentage of Principal
  Amount Outstanding.....        0.77%(4)        0.64%(4)        0.63%           0.59%         0.65%         0.56%
Net Losses as a
  Percentage of Average
  Principal Amount
  Outstanding............        0.86%(4)        0.70%(4)        0.71%           0.68%         0.70%         0.58%

---------------
(1) All amounts and percentages except as indicated are based on the principal balances of the Motor Vehicle contracts net of unearned finance and other charges. Averages are computed by taking a simple average of month-end outstandings for each period presented.

(2) Net Losses are equal to the total aggregate principal balance (including accrued interest up to the time of repossession) determined to be uncollectible in the period plus all costs of repossession and disposal less recoveries received.

(3) Number of Repossessions means the number of repossessed Motor Vehicles in a given period.

(4) Annualized rate. The nine months ended September 30, 1998 are not necessarily indicative of a full year's actual results.

     MBCC's loss experience for its Motor Vehicle contract portfolio is dependent upon general economic conditions, receivables levels, the number of repossessions, the amount outstanding at the time of repossession and the resale value of the repossessed vehicles.

     Higher losses in the Motor Vehicle contract portfolio in 1998 are due in part to an increase in the frequency of defaults due to general economic conditions affecting consumer debt.

         DELINQUENCY EXPERIENCE OF THE COMMERCIAL VEHICLE PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                             AT SEPTEMBER 30,                        AT DECEMBER 31,
                          -----------------------   -------------------------------------------------
COMMERCIAL VEHICLES          1998         1997         1997         1996         1995         1994
-------------------       ----------   ----------   ----------   ----------   ----------   ----------
Gross Balance
  Outstanding at End of
  Period................  $2,361,322   $1,816,829   $1,922,437   $1,968,912   $1,528,290   $1,232,260
Gross Balance Past Due
  as a Percentage of
  Gross Balance
  31-60 Days............        4.59%        3.92%        4.28%        4.86%        3.36%        1.49%
  61-90 Days............        1.47         1.15         1.59         1.55         0.89         0.19
  91 Days or More.......        2.15         2.03         1.85         2.17         2.62         1.61
                          ----------   ----------   ----------   ----------   ----------   ----------
         Total..........        8.21%        7.10%        7.72%        8.58%        6.87%        3.29%
                          ==========   ==========   ==========   ==========   ==========   ==========

---------------
(1) The period of delinquency is based on the number of days payments are contractually past due. Percentages are calculated by dividing the gross remaining balance past due by the gross balances of the portfolio at the end of the period.

 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE OF COMMERCIAL VEHICLE PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,                         YEAR ENDED DECEMBER 31,
                                       --------------------------      -----------------------------------------------
COMMERCIAL VEHICLES                       1998            1997            1997         1996         1995        1994
-------------------                    ----------      ----------      ----------   ----------   ----------   --------
Principal Amount Outstanding.........  $1,718,659      $1,376,114      $1,429,856   $1,520,517   $1,198,800   $976,000
Average Principal Amount
  Outstanding........................  $1,562,811      $1,321,908      $1,343,896   $1,348,810   $1,072,077   $850,808
Number of Contracts
  Outstanding........................      41,864          33,200          34,463       39,271       31,231     24,429
Average Number of Contracts
  Outstanding........................      37,122          33,589          33,720       35,196       27,271     21,202
Net Losses(2)........................  $   38,984      $   25,693      $   38,038   $   15,204   $    5,297   $  6,340
Number of Repossessions as a
  Percentage of the Average Number of
  Contracts Outstanding(3)...........        5.41%(4)        5.52%(4)        5.69%        4.46%        2.91%      1.82%
Net Losses as a Percentage of
  Principal Amount Outstanding.......        3.02%(4)        2.49%(4)        2.66%        1.00%        0.44%      0.65%
Net Losses as a Percentage of Average
  Principal Amount Outstanding.......        3.33%(4)        2.59%(4)        2.83%        1.13%        0.49%      0.75%

---------------
(1) All amounts and percentages except as indicated are based on the principal balances of the Commercial Vehicle contracts net of unearned finance and other charges. Averages are computed by taking a simple average of month-end outstandings for each period presented.

(2) Net Losses are equal to the total aggregate principal balance (including accrued interest up to the time of repossession) determined to be uncollectible in the period plus all costs of repossession and disposal less recoveries received.

(3) Number of Repossessions means the number of repossessed Commercial Vehicles in a given period.

(4) Annualized rate. The nine months ended September 30, 1998 are not necessarily indicative of a full year's actual results.

     MBCC's loss experience for its Commercial Vehicle contract portfolio is dependent upon general economic conditions, receivables levels, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. MBCC believes that fluctuations in delinquencies, repossessions and losses on its Commercial Vehicle contract portfolio generally follow cycles in the overall business environment. Delinquencies, repossessions and losses are particularly sensitive to adverse factors affecting the U.S. industrial sector, because that sector generates a significant portion of the freight tonnage hauls.

     Higher losses in the Commercial Vehicle contract portfolio in 1997 and 1998 are due in part to adverse conditions affecting the U.S. heavy-duty truck industry, including increased freight rate competition and a relative overcapacity in the number of freight carriers versus the tonnage hauled, combined with a decline in MBCC's Commercial Vehicle resale values. The performance of the Commercial Vehicle contract portfolio for 1997 and 1998 was also negatively impacted by the burden put on MBCC's Commercial Vehicle collection and remarketing functions resulting from the significant growth and diversification achieved in the Commercial Vehicle contract portfolio over the periods presented. In 1998, MBCC has enhanced the collection and remarketing functions to better service the existing portfolio. MBCC's underwriting standards have remained constant over all years presented.

                                THE RECEIVABLES

SELECTION CRITERIA

     The Receivables were purchased by MBCC from Dealers in the ordinary course of business in accordance with MBCC's underwriting standards. The Receivables were selected from the MBCC portfolio by several criteria, including the following: (i) each Receivable was secured by a new or used Mercedes-Benz Motor Vehicle or one or more new or used Commercial Vehicles; (ii) each Receivable had an annual percentage rate ("APR") of at least 8.25% and not more than 13.00%;
(iii) each Receivable had a remaining maturity as of the Cutoff Date of not more than 84 months, and an original maturity of not more than 85 months; (iv) each Receivable had a remaining balance (net of unearned precomputed finance charges, as of the Cutoff Date) of not more than $5,617,494.16 and not less than $217.25 as of the Cutoff Date; (v) as of the Cutoff Date, no Motor Vehicle Receivable was more than 30 days delinquent and no Commercial Vehicle Receivable was more than 60 days delinquent; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Fully Amortizing Receivable or a Balloon Receivable; (viii) each Receivable was originated prior to November 1, 1998;
(ix) no Obligor was, as of the Cutoff Date, to the knowledge of MBCC, the subject of a proceeding under the Bankruptcy Code; (x) each Receivable was originated in the United States by a Dealer in connection with the retail sale of one or more Financed Vehicles in the ordinary course of such Dealer's business; and (xi) the Obligor under each Receivable had a current billing address in the United States as of the Cutoff Date. "Fully Amortizing Receivables" are Receivables that provide for monthly payments that fully amortize the amount financed over its original term to maturity. "Balloon Receivables" are Receivables that provide for monthly payments except that a larger payment becomes due on the final maturity date for such Receivables.

CERTAIN CHARACTERISTICS

     The composition of the Receivables, geographical distribution, distribution by APR, distribution by outstanding balance and distribution by remaining maturity of the Receivables, as of Cutoff Date, are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

                                              MOTOR                     COMMERCIAL
                                             VEHICLES                    VEHICLES                      TOTAL
                                     ------------------------   --------------------------   --------------------------
Aggregate Principal Balance........           $911,330,437.70              $720,124,113.70            $1,631,454,551.40
  Percentage of Total Aggregate
    Principal Balance..............                     55.86%                       44.14%                      100.00%
Number of Receivables..............                    29,670                        9,479                       39,149
  Percentage of Total Number of
    Receivables....................                     75.79%                       24.21%                      100.00%
Average Remaining Principal
  Balance..........................                $30,715.55                   $75,970.47                   $41,672.96

                                              MOTOR                     COMMERCIAL
                                             VEHICLES                    VEHICLES                      TOTAL
                                     ------------------------   --------------------------   --------------------------
Average Original Amount Financed...                $34,403.39                   $87,096.57                   $47,161.79
  (Range)..........................  $2,500.00 to $185,000.02   $6,600.00 to $6,476,493.00   $2,500.00 to $6,476,493.00
Weighted Average APR...............                      9.76%                       10.92%                       10.27%
  (Range)..........................            8.25% to 13.00%              8.25% to 13.00%              8.25% to 13.00%
Weighted Average Original Term to
  Maturity.........................              56.43 months                 56.44 months                 56.43 months
  (Range)..........................     8 months to 85 months        3 months to 84 months        3 months to 85 months
Weighted Average Remaining Term to
  Maturity.........................              46.74 months                 47.32 months                 47.00 months
  (Range)..........................      1 month to 84 months         1 month to 84 months         1 month to 84 months

                 GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES(1)

                                                                 PERCENTAGE
                                                                OF AGGREGATE
                                                              PRINCIPAL BALANCE
                                                              -----------------
Alabama.....................................................         1.59%
Arkansas....................................................         1.40
California..................................................        10.04
Connecticut.................................................         1.26
Florida.....................................................         8.63
Georgia.....................................................         5.04
Illinois....................................................         5.17
Indiana.....................................................         1.31
Kentucky....................................................         1.04
Louisiana...................................................         3.13
Maryland....................................................         5.02
Massachusetts...............................................         1.40
Michigan....................................................         1.40
Mississippi.................................................         1.35
Missouri....................................................         2.15
New Jersey..................................................         2.14
New York....................................................         3.41
North Carolina..............................................         3.55
Ohio........................................................         2.01
Oklahoma....................................................         2.12
Pennsylvania................................................         2.66
Tennessee...................................................         3.75
Texas.......................................................        15.88
Virginia....................................................         2.99
Other(2)....................................................        11.56
                                                                   ------
Total.......................................................       100.00%
                                                                   ======

---------------
(1) Based on the addresses of the Obligors as reflected on the records of MBCC.
(2) No other state accounts for more than 1% of the initial outstanding Pool Balance.

                     DISTRIBUTION BY APR OF THE RECEIVABLES

                                                                                   PERCENTAGE
                                             NUMBER OF         AGGREGATE          OF AGGREGATE
APR RANGE (%)                               RECEIVABLES    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------                               -----------    -----------------    -----------------
8.250% to 8.999%..........................     9,094       $  341,213,481.59          20.91%
9.000% to 9.999%..........................    13,044          460,698,447.96          28.24
10.000 to 10.999%.........................     7,246          351,642,307.25          21.55
11.000% to 11.999%........................     5,225          274,458,054.44          16.82
12.000% to 12.999%........................     4,106          184,293,408.73          11.30
13.00%....................................       434           19,148,851.43           1.17
                                              ------       -----------------         ------
          Total(1)........................    39,149       $1,631,454,551.40         100.00%
                                              ======       =================         ======

---------------
(1) Percentages may not add to 100.00% due to rounding.

                          DISTRIBUTION BY OUTSTANDING
                           BALANCE OF THE RECEIVABLES

                                                                                   PERCENTAGE
OUTSTANDING                                  NUMBER OF         AGGREGATE          OF AGGREGATE
BALANCES                                    RECEIVABLES    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------                                 -----------    -----------------    -----------------
$19,999.99 and Less.......................     7,962       $  110,584,156.67           6.78%
$20,000.00 to $39,999.99..................    16,722          495,750,385.15          30.39
$40,000.00 to $59,999.99..................     7,076          337,720,046.01          20.70
$60,000.00 to $79,999.99..................     3,346          234,613,098.84          14.38
$80,000.00 to $99,999.99..................     2,919          260,461,666.06          15.96
$100,000.00 to $149,999.99................       867           95,074,426.79           5.83
$150,000.00 to $249,999.99................       126           23,241,167.41           1.42
$250,000.00 to $499,999.99................        82           29,022,087.33           1.78
$500,000.00 to $999,999.99................        38           25,789,481.05           1.58
$1,000,000.00 and Greater.................        11           19,198,036.09           1.18
                                              ------       -----------------         ------
          Total...........................    39,149       $1,631,454,551.40         100.00%
                                              ======       =================         ======

                       DISTRIBUTION BY REMAINING MATURITY
                               OF THE RECEIVABLES

   RANGE OF
REMAINING TERM                                       PERCENTAGE OF
 TO MATURITY      NUMBER OF        AGGREGATE           AGGREGATE
 (IN MONTHS)     RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------   -----------   -----------------   -----------------
    1 to 12           718      $   22,483,607.77          1.38%
   13 to 24         2,131          63,079,591.89          3.87
   25 to 36         6,064         195,500,431.66         11.98
   37 to 48        10,810         475,261,516.45         29.13
   49 to 60        18,971         843,326,239.21         51.69
   61 to 72           354          27,539,701.72          1.69
   73 to 84           101           4,263,462.70          0.26
                   ------      -----------------        ------
      Total        39,149      $1,631,454,551.40        100.00%
                   ======      =================        ======

     Based on the Initial Pool Balance, approximately 57.53% of the total number of Receivables, and approximately 70.13% of the Pool Balance, relate to new Vehicles. Approximately 42.47% of the total number of Receivables, and approximately 29.87% of the Pool Balance as of the Cutoff Date, relate to used Vehicles. Additionally, approximately 39.76% of the total number of Receivables included in the Trust, and approximately 48.54% by principal balance of the Receivables included in the Trust, relate to Balloon Receivables.

PAYMENTS ON THE RECEIVABLES

     MBCC generally allocates payments received on all of the Receivables according to the "actuarial" method. The actuarial method provides for amortization of the loan over a series of fixed level monthly installments. However, Balloon Receivables provide for monthly payments consisting of monthly installments except that a larger payment becomes due on the final maturity date for such Receivables. Each monthly installment is deemed to consist of an amount of interest equal to a percentage of the stated APR of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. Generally, no adjustment is made in the event of early or late payments, although in the latter case the Obligor is subject to a late payment penalty.

     Notwithstanding that scheduled payments are allocated by MBCC in accordance with the actuarial method, in the event of a Prepaid Receivable, the amount owing by the Obligor will be determined by considering that previous payments on the Receivable were allocated according to the "simple interest" or "Rule of 78's" method. Unlike the actuarial method, the simple interest method treats each monthly payment as including an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received, the simple interest method provides that the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, under the simple interest method, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, under the simple interest method, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     Many of the Receivables generally also provide that, in the event of a Prepaid Receivable, if the amount owing by the Obligor determined by the "Rule of 78's" would be more favorable to the Obligor, the amount owing may be determined in accordance with such Rule.

     Because of the method of determining the amount owing by the Obligor in the event of a Prepaid Receivable, the amount received or receivable from the Obligor upon such Receivable might not in certain cases be equal to the full Principal Balance of the Receivable as reflected on the books of the Trust together with a full month's interest on such Principal Balance at the APR of the Receivable. Such cases generally would be limited to circumstances in which the Obligor generally had been making payments of the monthly amount owed on the Receivable earlier than the date scheduled for such monthly payment.

     "Principal Balance" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of: (i) that portion of all Scheduled Payments due on or prior to such date and, with respect to periods prior to the initial Collection Period, the amount indicated in such Receivable as required to be paid by the Obligor in each such period, whether or not paid, allocable to principal in accordance with the actuarial method, and (ii) any prepayment in full applied by the Servicer to reduce the unpaid principal balance of such Receivable; provided, however, that the Principal Balance of a Defaulted Receivable shall be zero as of the beginning of the Collection Period following the Collection Period in which it becomes a Defaulted Receivable.

     "Pool Balance" means, as of any date, the aggregate outstanding Principal Balance of the Receivables (excluding Defaulted Receivables) as of the close of business on such date. The "Amount Financed" in respect of a Receivable means the amount originally advanced under such Receivable toward the purchase price of the related Financed Vehicle and related costs. "Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferrals of payments by the Servicer in accordance with the Sale and Servicing Agreement or any rescheduling in any insolvency or similar proceeding).

     The Receivables are prepayable by the Obligors at any time without penalty. Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage or other insurance, repurchases by the Seller as a result of certain uncured breaches of the representations or warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that if an Obligor sells or otherwise transfers a Financed Vehicle, the related Receivable must be repaid in full.

MATURITY AND PREPAYMENT CONSIDERATIONS

     Prepayments in full on Receivables will have the effect of reducing the weighted average life of the Notes, while delinquencies by Obligors under the Receivables, as well as extensions on the Receivables, will have the effect of increasing the weighted average life of the Notes except to the extent that the Servicer has made Advances with respect to such delinquent Receivables. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Financed Vehicle or the Receivable becoming a Defaulted Receivable. MBCC does not generally maintain records of the historical prepayment experience of its Contract portfolio. No assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of prepayments, because prepayments are affected by numerous social, economic and other factors. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables.

     It is generally recognized by the consumer automobile and commercial vehicle finance industry that the average actual maturity of a vehicle loan portfolio tends to be less than the average stated contractual maturity. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Noteholders will be borne entirely by the Noteholders. In addition, early retirement of the Notes may be effected by the exercise of the option of the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance as of the end of the related Collection Period is 10% or less of the Initial Pool Balance. See "Description of the Notes -- Optional Redemption."

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (each, an "ABS Table") have been prepared based on the following assumptions: (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes are made on each Payment Date (and each such date is assumed to be the 20th day of each applicable month), (d) the balance in the Class A Reserve Account on each Payment Date is equal to the Specified Class A Reserve Balance, and (e) the Servicer does not exercise its option to purchase the Receivables. The pool of Receivables has an assumed cutoff date of the Cutoff Date. The ABS Tables indicate the projected weighted average life of each Class of Notes and set forth the percent of the initial principal amount of each Class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

     The ABS Tables also assume that (i) the Fully Amortizing Receivables have been aggregated into hypothetical pools with all of the Fully Amortizing Receivables within each such pool having the following characteristics and (ii) the level scheduled monthly payment for each such pool (which is based on its principal balance, weighted average Interest Rate, weighted average original term to maturity and weighted average remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

             RANGE OF                                      WEIGHTED         WEIGHTED
             REMAINING                        WEIGHTED      AVERAGE         AVERAGE
LEVEL         TERM TO          AGGREGATE      AVERAGE    ORIGINAL TERM   REMAINING TERM
PAYMENT      MATURITY          PRINCIPAL      INTEREST    TO MATURITY     TO MATURITY
POOL        (IN MONTHS)         BALANCE         RATE      (IN MONTHS)     (IN MONTHS)
-------   ---------------   ---------------   --------   -------------   --------------
   1          0 to 12       $  3,522,539.71     9.72%         19                9
   2         13 to 24         28,118,210.77     9.65%         31               20
   3         25 to 36         90,890,894.15     9.94%         40               31
   4         37 to 48        230,942,747.50    10.41%         53               44
   5         49 to 60        470,006,409.48    10.13%         60               55
   6      Greater than 60     16,085,153.39    10.77%         75               71
                            ---------------
                            $839,565,955.00
                            ===============

     The ABS Tables also assume that the principal amounts of the Balloon Receivables have been aggregated into hypothetical balloon pools with all of the Balloon Receivables within each pool having the following characteristics and that the principal amount is due at the maturity of the pool.

                                                          WEIGHTED      WEIGHTED        WEIGHTED
             RANGE OF                                      AVERAGE       AVERAGE        AVERAGE
             REMAINING                                    ORIGINAL      REMAINING       ORIGINAL
              TERM TO          AGGREGATE      WEIGHTED      TERM         TERM TO      AMORTIZATION
BALLOON      MATURITY          PRINCIPAL      AVERAGE    TO MATURITY    MATURITY          TERM
POOL        (IN MONTHS)         BALANCE         APR      (IN MONTHS)   (IN MONTHS)   (IN MONTHS)(1)
-------   ---------------   ---------------   --------   -----------   -----------   --------------
   1          0 to 12       $ 18,961,068.06     9.22%        33             7              80
   2         13 to 24         34,961,381.12     9.72%        46            19              86
   3         25 to 36        104,609,537.51     9.72%        51            31              87
   4         37 to 48        244,318,768.95    10.41%        58            43              84
   5         49 to 60        373,319,829.73    10.62%        61            55              84
   6      Greater than 60     15,718,011.03    10.83%        75            65              92
                            ---------------
                            $791,888,596.40
                            ===============

---------------

(1) Weighted average original amortization term is the amortization term of the receivable used to determine monthly payment amount (excluding balloon payment).

     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in each ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of the Notes.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                               CLASS A-1 NOTES                         CLASS A-2 NOTES
                                     ------------------------------------    ------------------------------------
                                            ASSUMED ABS PERCENTAGE                  ASSUMED ABS PERCENTAGE
                                     ------------------------------------    ------------------------------------
PAYMENT DATES                        0.50%     1.00%     1.60%     2.00%     0.50%     1.00%     1.60%     2.00%
-------------                        ------    ------    ------    ------    ------    ------    ------    ------
Closing Date.......................     100       100       100       100       100       100       100       100
December 20, 1998..................      91        89        85        82       100       100       100       100
January 20, 1999...................      82        77        70        65       100       100       100       100
February 20, 1999..................      73        66        55        47       100       100       100       100
March 20, 1999.....................      65        55        41        31       100       100       100       100
April 20, 1999.....................      56        44        27        14       100       100       100       100
May 20, 1999.......................      47        33        13         0       100       100       100        98
June 20, 1999......................      34        17         0         0       100       100        97        84
July 20, 1999......................      25         7         0         0       100       100        87        73
August 20, 1999....................      16         0         0         0       100        97        78        63
September 20, 1999.................       8         0         0         0       100        90        68        52
October 20, 1999...................       0         0         0         0       100        83        59        42
November 20, 1999..................       0         0         0         0        93        75        51        32
December 20, 1999..................       0         0         0         0        87        68        42        22
January 20, 2000...................       0         0         0         0        81        61        33        12
February 20, 2000..................       0         0         0         0        76        54        25         3
March 20, 2000.....................       0         0         0         0        70        47        17         0
April 20, 2000.....................       0         0         0         0        64        40         9         0
May 20, 2000.......................       0         0         0         0        58        34         1         0
June 20, 2000......................       0         0         0         0        47        23         0         0
July 20, 2000......................       0         0         0         0        41        17         0         0
August 20, 2000....................       0         0         0         0        36        11         0         0
September 20, 2000.................       0         0         0         0        30         5         0         0
October 20, 2000...................       0         0         0         0        25         0         0         0
November 20, 2000..................       0         0         0         0        20         0         0         0
December 20, 2000..................       0         0         0         0        14         0         0         0
January 20, 2001...................       0         0         0         0         9         0         0         0
February 20, 2001..................       0         0         0         0         3         0         0         0
March 20, 2001.....................       0         0         0         0         0         0         0         0
April 20, 2001.....................       0         0         0         0         0         0         0         0
May 20, 2001.......................       0         0         0         0         0         0         0         0
June 20, 2001......................       0         0         0         0         0         0         0         0
July 20, 2001......................       0         0         0         0         0         0         0         0
August 20, 2001....................       0         0         0         0         0         0         0         0
September 20, 2001.................       0         0         0         0         0         0         0         0
October 20, 2001...................       0         0         0         0         0         0         0         0
November 20, 2001..................       0         0         0         0         0         0         0         0
December 20, 2001..................       0         0         0         0         0         0         0         0
January 20, 2002...................       0         0         0         0         0         0         0         0
February 20, 2002..................       0         0         0         0         0         0         0         0
March 20, 2002.....................       0         0         0         0         0         0         0         0
April 20, 2002.....................       0         0         0         0         0         0         0         0
May 20, 2002.......................       0         0         0         0         0         0         0         0
June 20, 2002......................       0         0         0         0         0         0         0         0
July 20, 2002......................       0         0         0         0         0         0         0         0
August 20, 2002....................       0         0         0         0         0         0         0         0
September 20, 2002.................       0         0         0         0         0         0         0         0
October 20, 2002...................       0         0         0         0         0         0         0         0
November 20, 2002..................       0         0         0         0         0         0         0         0
December 20, 2002..................       0         0         0         0         0         0         0         0
January 20, 2003...................       0         0         0         0         0         0         0         0
February 20, 2003..................       0         0         0         0         0         0         0         0
March 20, 2003.....................       0         0         0         0         0         0         0         0
April 20, 2003.....................       0         0         0         0         0         0         0         0
May 20, 2003.......................       0         0         0         0         0         0         0         0
June 20, 2003......................       0         0         0         0         0         0         0         0
July 20, 2003......................       0         0         0         0         0         0         0         0
Weighted Average Life (years)(1)...    0.44      0.35      0.27      0.23      1.57      1.28      1.00      0.85

---------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Payment Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                               CLASS A-3 NOTES                         CLASS A-4 NOTES
                                     ------------------------------------    ------------------------------------
                                            ASSUMED ABS PERCENTAGE                  ASSUMED ABS PERCENTAGE
                                     ------------------------------------    ------------------------------------
PAYMENT DATES                        0.50%     1.00%     1.60%     2.00%     0.50%     1.00%     1.60%     2.00%
-------------                        ------    ------    ------    ------    ------    ------    ------    ------
Closing Date.......................     100       100       100       100       100       100       100       100
December 20, 1998..................     100       100       100       100       100       100       100       100
January 20, 1999...................     100       100       100       100       100       100       100       100
February 20, 1999..................     100       100       100       100       100       100       100       100
March 20, 1999.....................     100       100       100       100       100       100       100       100
April 20, 1999.....................     100       100       100       100       100       100       100       100
May 20, 1999.......................     100       100       100       100       100       100       100       100
June 20, 1999......................     100       100       100       100       100       100       100       100
July 20, 1999......................     100       100       100       100       100       100       100       100
August 20, 1999....................     100       100       100       100       100       100       100       100
September 20, 1999.................     100       100       100       100       100       100       100       100
October 20, 1999...................     100       100       100       100       100       100       100       100
November 20, 1999..................     100       100       100       100       100       100       100       100
December 20, 1999..................     100       100       100       100       100       100       100       100
January 20, 2000...................     100       100       100       100       100       100       100       100
February 20, 2000..................     100       100       100       100       100       100       100       100
March 20, 2000.....................     100       100       100        93       100       100       100       100
April 20, 2000.....................     100       100       100        82       100       100       100       100
May 20, 2000.......................     100       100       100        72       100       100       100       100
June 20, 2000......................     100       100        89        61       100       100       100       100
July 20, 2000......................     100       100        81        52       100       100       100       100
August 20, 2000....................     100       100        73        43       100       100       100       100
September 20, 2000.................     100       100        65        34       100       100       100       100
October 20, 2000...................     100        98        57        26       100       100       100       100
November 20, 2000..................     100        92        50        18       100       100       100       100
December 20, 2000..................     100        85        42        10       100       100       100       100
January 20, 2001...................     100        78        35         3       100       100       100       100
February 20, 2001..................     100        72        28         0       100       100       100        92
March 20, 2001.....................      98        65        21         0       100       100       100        79
April 20, 2001.....................      91        59        15         0       100       100       100        67
May 20, 2001.......................      85        53         9         0       100       100       100        55
June 20, 2001......................      67        38         0         0       100       100        97        45
July 20, 2001......................      62        32         0         0       100       100        88        35
August 20, 2001....................      57        27         0         0       100       100        79        26
September 20, 2001.................      52        22         0         0       100       100        70        17
October 20, 2001...................      47        17         0         0       100       100        61         9
November 20, 2001..................      42        13         0         0       100       100        53         3
December 20, 2001..................      36         8         0         0       100       100        45         0
January 20, 2002...................      31         3         0         0       100       100        38         0
February 20, 2002..................      26         0         0         0       100        97        30         0
March 20, 2002.....................      21         0         0         0       100        89        23         0
April 20, 2002.....................      16         0         0         0       100        81        17         0
May 20, 2002.......................      11         0         0         0       100        74        11         0
June 20, 2002......................       0         0         0         0        77        44         1         0
July 20, 2002......................       0         0         0         0        69        37         0         0
August 20, 2002....................       0         0         0         0        64        33         0         0
September 20, 2002.................       0         0         0         0        58        28         0         0
October 20, 2002...................       0         0         0         0        53        24         0         0
November 20, 2002..................       0         0         0         0        48        19         0         0
December 20, 2002..................       0         0         0         0        42        15         0         0
January 20, 2003...................       0         0         0         0        37        11         0         0
February 20, 2003..................       0         0         0         0        31         7         0         0
March 20, 2003.....................       0         0         0         0        26         3         0         0
April 20, 2003.....................       0         0         0         0        21         0         0         0
May 20, 2003.......................       0         0         0         0        16         0         0         0
June 20, 2003......................       0         0         0         0         0         0         0         0
July 20, 2003......................       0         0         0         0         0         0         0         0
Weighted Average
Life (years)(1)....................    2.90      2.50      2.00      1.69      3.98      3.66      3.04      2.55

---------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Payment Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                       POOL FACTORS AND OTHER INFORMATION

     The "Note Pool Factor" for each Class of Notes will be a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal amount of the Notes of each Class as of the close of business on the Payment Date in that month, as a fraction of the initial outstanding principal amount of the Notes of such Class. The Note Pool Factor for each Class of Notes will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Notes. A Noteholder's portion of the aggregate outstanding principal amount of the Notes of a Class will be the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor for such Class.

     Pursuant to the Sale and Servicing Agreement, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Notes -- Statements to Noteholders."

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the Receivables from MBCC.

                                   THE SELLER

     Corporate Formation and Existence. The Seller, a wholly-owned subsidiary of MBCC, was incorporated in the State of Delaware on May 24, 1994. The Seller was organized for limited purposes, which include purchasing receivables from MBCC and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 1201 North Market Street, Suite 1406, Wilmington, Delaware 19801. The telephone number of such offices is (302) 426-1900.

     Bankruptcy Considerations. The Seller has taken steps in structuring the transactions contemplated hereby that are intended to prevent any voluntary or involuntary application for relief by MBCC under any Insolvency Law from resulting in consolidation of the assets and liabilities of the Seller with those of MBCC. These steps include the creation and maintenance of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MBCC in a proceeding under any Insolvency Law.

     The Seller will receive the opinion of its special counsel, Morgan, Lewis & Bockius LLP ("Special Counsel"), to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of MBCC in the event of the application of the Federal bankruptcy laws to MBCC. Among other things, it will be assumed by Special Counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MBCC, refraining from commingling its assets with those of MBCC and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MBCC. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of MBCC. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the Notes could occur or reductions in the amounts of such distributions could result.

     "True Sale" Considerations. It is intended by MBCC and the Seller that the transfer of the Receivables by MBCC to the Seller under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of MBCC's bankruptcy estate under Section 541 of the Bankruptcy Code should MBCC become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

     The Seller will receive the opinion of Special Counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event MBCC were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Receivables to the Seller, the transfer of the Receivables by MBCC to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Receivables from MBCC to the Seller and the Receivables and the proceeds thereof would not form part of MBCC's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If MBCC or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Noteholders might experience delays in payment or possibly losses on their investment in the Notes. As part of the opinion of Special Counsel described above, such counsel will advise the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent and the UCC.

                                  THE SERVICER

     MBCC was incorporated in the State of Delaware on April 14, 1981 and is a wholly-owned subsidiary of Daimler-Benz North America Corporation ("DBNA"). DBNA, based in New York City, was established as a holding company in 1982 to achieve synergies and financial benefits through the consolidation of certain Daimler-Benz activities in North America.

     MBCC and its subsidiaries comprise the captive finance company for the Daimler-Benz group in North America. MBCC provides a variety of comprehensive financial services to dealers and customers of products manufactured or distributed by Daimler-Benz companies in North America. MBCC and certain of its subsidiaries primarily provide retail and wholesale financing, leasing, and other financial services to authorized Mercedes-Benz automobile and Freightliner commercial vehicle dealers and their customers. Additionally, a wholly-owned subsidiary of MBCC provides financing for both Daimler-Benz and other manufacturers' products. The headquarters of MBCC are located at 201 Merritt 7, Suite 700, Norwalk, Connecticut, 06856-5425. Its telephone number is (203) 847-4500.

     DBNA is the financial clearing entity for its subsidiaries and provides capital funding through outside finance sources and resources generated within the group of companies. DBNA has more than 30 subsidiaries, including Mercedes-Benz U.S. International, Freightliner, and MBCC. DBNA's key goals are to provide secure long-term liquidity, which serves as a basis for the expansion of the Daimler-Benz group's North American activities, and to increase the efficiency of the financial operations of the DBNA group.

     Daimler-Benz AG, headquartered in Stuttgart, Germany, and its consolidated subsidiaries (collectively, "Daimler-Benz") is the largest industrial group in Germany and a leading provider of technologically advanced transportation products, systems and services worldwide. Daimler-Benz focuses on the development and manufacture of Mercedes-Benz passenger cars and commercial vehicles, Freightliner and Sterling trucks, rail systems (Adtranz), diesel engines (MTU), and automotive electronics (TEMIC). Daimler-Benz Aerospace builds aircraft and space systems and Daimler-Benz InterServices (debis) provides services in areas such as leasing and sales financing, mobile communications and information technology. For the nine months ended September 30, 1998, Daimler-Benz reported consolidated revenues of DM 102,897 million, net income of DM 3,282 million and stockholders' equity of DM 34,064 million. In U.S. dollars, Daimler-Benz would have reported consolidated revenues of $61,608 million, net income of $1,965 million and stockholders' equity of $20,395 million.

     On May 7, 1998, Daimler-Benz, DaimlerChrysler AG, a stock corporation (Aktiengesellschaft) organized and existing under the laws of the Federal Republic of Germany ("DaimlerChrysler AG") Chrysler Corporation, a Delaware corporation ("Chrysler"), and Chrysler Merger Corporation, a newly formed Delaware corporation ("Chrysler Merger Sub"), entered into a business combination agreement (as amended and restated, the "Combination Agreement"). Pursuant to the Combination Agreement: (i) on November 6, 1998, the offer (the "Daimler-Benz Exchange Offer") to holders of no par value Ordinary Shares of Daimler-Benz (the "Daimler-Benz Ordinary Shares") and the holders of American Depositary Shares of Daimler-Benz, each representing one Daimler-Benz Ordinary Share (the "Daimler-Benz ADSs"), to exchange such shares for Ordinary Shares, no par value, of DaimlerChrysler AG (the "DaimlerChrysler Ordinary Shares") was completed, and DaimlerChrysler AG accepted for exchange approximately 98.2% of the Daimler-Benz Ordinary Shares (including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs); and (ii) on November 12, 1998, Chrysler Merger Sub was merged with and into Chrysler (the "Chrysler Merger"). As a result of the Chrysler Merger, Chrysler became a wholly owned subsidiary of DaimlerChrysler AG. The final step in the "merger-of-equals" transaction between Daimler-Benz and Chrysler will be the merger of Daimler-Benz with and into DaimlerChrysler AG (the "Daimler-Benz Merger"). As a result of the Daimler-Benz Merger, the stockholders of Daimler-Benz (other than DaimlerChrysler AG) will automatically become stockholders of DaimlerChrysler AG. Consummation of the Daimler-Benz Merger is pending the resolution of three actions by purported stockholders of Daimler-Benz filed with the regional court in Stuttgart, Germany. The Daimler-Benz Exchange Offer, the Chrysler Merger and the Daimler-Benz Merger, collectively the "Transactions," will have the effect of combining the respective businesses, stockholder groups, managements and other constituencies of Chrysler and Daimler-Benz. As a result of the Transactions, the former stockholders of Chrysler and Daimler-Benz AG will own all the issued and outstanding DaimlerChrysler Ordinary Shares.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. Forms of each of the Indenture and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement.

GENERAL

     The Notes of each Class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof and will be represented initially by physical notes registered in the name of Cede as nominee of DTC. No Note Owner will be entitled to receive a Definitive Note representing such person's beneficial ownership interest in the applicable Class of Notes except in the event that Definitive Notes are issued under the limited circumstances described herein. Unless and until Definitive Notes are issued, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Direct Participants (as defined below) and all references to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for payment or distribution to Note Owners in accordance with DTC procedures with respect thereto. See "-- Book Entry Registration" and "-- Definitive Notes."

BOOK ENTRY REGISTRATION

     Beneficial owners of Notes may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants").

     To facilitate subsequent transfers, all Notes deposited with DTC will be registered in the name of DTC's nominee, Cede. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     No Noteholder will be entitled to receive a certificate representing such person's interest in a Class of Notes. Unless and until Definitive Notes are issued under the limited circumstances described below, all references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.

     Note Owners will receive all payments of principal of and interest on the Notes through Direct Participants or Indirect Participants. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Note Owners. Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture. Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Direct Participants and Indirect Participants. Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Note Owner to pledge the Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for such Notes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC and disbursement of such payments to Note Owners shall be the responsibility of Direct Participants and Indirect Participants.

     Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual Note Owner is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive physical notes representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

     Neither DTC nor Cede will comment or vote with respect to the Notes. DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Direct Participants to whose accounts with DTC the Notes are credited. Additionally, DTC has advised the Seller that to the extent that the Indenture requires that any action may be taken only by Holders of Notes representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage. Under its usual procedures, DTC will mail a written proxy (an "Omnibus Proxy") to the Indenture Trustee as soon as possible after any applicable record date with respect to a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Direct Participants to whose accounts the Notes will be credited on that record date (identified on a listing attached to the Omnibus Proxy).

     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Administrator may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "-- Definitive Notes."

     Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each, a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transac-tion meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters of the Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters of the Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" and Annex A. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

     The Notes of each Class will be issued in fully registered, certificated form ("Definitive Notes") to Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Trust, the Administrator or the Servicer advises the Indenture Trustee in writing that DTC or a successor clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Note Owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the Notes advise the Indenture Trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Note Owners.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is required to notify all Direct Participants and the Indenture Trustee of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt by the Indenture Trustee of instructions for re-registration, the Issuer will execute and the Indenture Trustee will authorize the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders.

     Payments of principal of and interest on the Definitive Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Payments of principal of and interest on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the preceding Record Date. Such payments will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive

Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment mailed to Noteholders.

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST

     Interest on the outstanding principal amount of each Class of the Notes and on the Certificates will accrue at the applicable Interest Rate and will be payable to the applicable Noteholders and Certificateholders monthly on each Payment Date, commencing December 21, 1998. Interest will accrue (i) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date and
(ii) with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the 20th day of the calendar month preceding each Payment Date to but excluding the 20th day of the following calendar month (each such period, an "Interest Period"). Interest will be calculated in the case of the Class A-1 Notes on the basis of the actual number of days elapsed and a 360-day year, and in the case of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on a Payment Date will be calculated on the basis of the outstanding principal amount of the Notes of each Class and of the Certificates as of the preceding Payment Date, after giving effect to any payments of principal of the Notes and of the Certificates on such preceding Payment Date (or, in the case of the first Payment Date, on the basis of the initial outstanding principal amount of the Notes of such Class and of the Certificates). Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent permitted by law). Interest payments on the Notes and on the Certificates will generally be derived from the Available Funds (as defined herein) remaining after the reimbursement of Advances and the payment of the Total Servicing Fee for the related Collection Period and, to the extent the Available Funds remaining are insufficient, from amounts on deposit in the Reserve Accounts. See "-- The Indenture Cash Flows" and "-- Subordination of the Class B Certificates; Reserve Accounts."

     Interest payments on all Classes of the Notes will have the same priority of payment, and interest payments to the Class B Certificates will be subordinated to interest payments on the Class A Notes. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case Class A Noteholders will be paid interest in full prior to payments of interest on the Class B Certificates and, if the amount available for interest payments is less than the amount of interest payable on the Class A Notes, each Class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders on such Payment Date) of the aggregate amount available to be distributed in respect of interest on the Notes. An Event of Default will occur if the full amount of interest due to all Classes of Noteholders is not paid within five days.

PRINCIPAL

     Principal payments will be made to the Noteholders on each Payment Date in an aggregate amount equal to the Principal Distribution Amount in respect of such Payment Date, subject to certain limitations. Principal of the Class A-1 Notes is also payable, to the extent not previously paid, on January 3, 2000. Certificateholders will not be entitled to receive payments of principal until the principal of all Classes of Notes have been paid in full. Principal of the Notes will be payable on each Payment Date in an amount equal to the Principal Distribution Amount for such Payment Date (to the extent of funds available therefor, as described herein) and will be paid to the Holders of the various Classes of Notes sequentially to the earliest maturing Class of Notes then outstanding until the principal amount of each successive Class of Notes is paid in full.

     Accordingly, on each Payment Date, an amount equal to the Principal Distribution Amount will be paid to the Class A-1 Noteholders until the Class A-1 Notes are paid in full; then, to the Class A-2 Noteholders until the Class A-2 Notes are paid in full; then, to the Class A-3 Noteholders until the Class A-3 Notes are paid in full; then, to the Class A-4 Noteholders until the Class A-4 Notes are paid in full; and finally, to the Class B Certificateholders until the Class B Certificates are paid in full; provided, however, that following the occurrence and during the continuation of an Event of Default resulting in an acceleration of the Notes, payments of principal of the Notes will be paid to the Holders of all Classes of the Notes on a pro rata basis, until the principal of all of the Notes is paid in full, before any distributions of principal may be made on the Certificates. If the Class A-1 Notes are still outstanding after the December 1999 Payment Date, the Class A-1 Noteholders will be entitled to be paid in full on January 3, 2000. See "-- The Indenture Cash Flows" and
"-- Subordination of the Class B Certificates; Reserve Accounts."

     The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier or later than the respective Final Payment Dates based on a variety of factors, including those described under "Risk Factors -- Maturity and Prepayment Considerations" and "The
Receivables -- Maturity and Prepayment Considerations."

OPTIONAL REDEMPTION

     The Notes and the Certificates will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables on any Payment Date with respect to which the Pool Balance as of the end of the related Collection Period is 10% or less of the Initial Pool Balance. The redemption price will be equal to the outstanding principal amount of the Notes and of the Certificates, in each case plus accrued and unpaid interest thereon.

THE INDENTURE TRUSTEE

     Citibank, N.A., a national banking association, will be the Indenture Trustee. The Indenture Trustee's Corporate Trust Office is located at 111 Wall Street, 5th Floor, Zone 2, New York, NY 10005. The Seller, the Servicer, and their respective affiliates may have other banking relationships with the Indenture Trustee and its affiliates in the ordinary course of their businesses.

THE ACCOUNTS

     The Servicer will establish and maintain a Collection Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which payments made on or with respect to the Receivables and Advances made by the Servicer will be deposited and into which amounts on deposit in the Reserve Accounts may be transferred from time to time, other than certain amounts payable to the Servicer under the Sale and Servicing Agreement that are not required to be so deposited or transferred. The Servicer will also establish and maintain (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all payments to Noteholders will be made (the "Note Distribution Account"), and (ii) an account, which will be held in trust in the name of the Owner Trustee for the benefit of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all payments to Certificateholders will be made (the "Certificate Distribution Account").

     The Servicer will also establish and maintain an account (the "Payahead Account"), in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, in which early payments with respect to Receivables by or on behalf of the Obligors which constitute neither current scheduled payments nor full prepayments ("Payaheads") will be deposited until such time as the payment falls due or until such funds are applied to shortfalls in the scheduled payments with respect to Receivables. Amounts in the Payahead Account will be permitted to be held by the Servicer if either (a) each Monthly Remittance Condition is satisfied or (b) a Monthly Remittance Condition is not satisfied but such failure will not affect the rating of any Class of the Notes by the Rating Agencies. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal, and will not be available for distribution to the Noteholders or the Certificateholders. Investment earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account will be payable to the Collection Account.

     The Servicer will also establish the Class A Reserve Account, in the name of the Indenture Trustee on behalf of the Class A Noteholders, and the Class B Reserve Account, which will be held in trust in the name of the Owner Trustee for the benefit of the Class B Certificateholders. The Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Reserve Accounts and the Payahead Account are collectively referred to as the "Accounts."

     Each Account will be maintained at all times in an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution will have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (which, for Moody's, is Baa3 or higher, and for S&P, is BBB- or higher).

     "Eligible Bank" means (a) the corporate trust department of the Owner Trustee, the Indenture Trustee or The Chase Manhattan Bank so long as it may be the Paying Agent under the Trust Agreement or (b) any depository institution with trust powers, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (except with respect to any domestic branch of a foreign bank), which is subject to supervision and examination by Federal or state banking authorities and which has (i) a rating of P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and A from S&P with respect to long-term unsecured debt obligations.

     Funds in the Accounts will be invested in Permitted Investments as provided in the Sale and Servicing Agreement. "Permitted Investments" generally will be limited to investments acceptable to each Rating Agency as being consistent with the ratings of the Notes. Permitted Investments generally will be limited to obligations or securities that mature not later than the Business Day immediately preceding the next Payment Date (or the payment Due Date, in the case of a Payahead). Any earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account will remain on deposit therein pending distribution of all funds on deposit therein in accordance with the Indenture and the Sale and Servicing Agreement; any earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account will be paid to the Collection Account for distribution with all funds on deposit in the Collection Account in accordance with the Indenture and the Sale and Servicing Agreement; and any earnings (net of losses and investment expenses) on, and any amounts released from, the Class A Reserve Account and the Class B Reserve Account will be distributed to the Seller; provided that earnings on amounts on deposit in the Class A Reserve Account and in the Class B Reserve Account will be distributed to the Seller only to the extent that (i) the amounts on deposit in the Class A Reserve Account exceed the

Specified Class A Reserve Balance and (ii) the amounts on deposit in the Class B Reserve Account exceed the Specified Class B Reserve Balance.

THE INDENTURE CASH FLOWS

     Deposits to the Collection Account. On or before the earlier of (a) the 16th calendar day of each month and (b) the third Business Day preceding the Payment Date in each month (the "Determination Date"), of the month in which a Payment Date occurs, the Servicer will calculate the Available Funds, the Total Servicing Fee, the Accrued Interest on each Class of Notes and on the Certificates and the Principal Distribution Amount with respect to each Class of Notes and the Certificates, if any, in each case with respect to such Payment Date.

     On or before each Payment Date, the Servicer will cause the Available Funds for such Payment Date to be deposited into the Collection Account. Additionally, if the Class A-1 Notes are still outstanding after the December 1999 Payment Date, an additional Determination Date will be established on January 2, 2000 with respect to the Class A-1 Final Payment Date and the foregoing calculations and deposits will be made for the Class A-1 Final Payment Date, and the deposits and payments to be made on each Payment Date as described below will occur with respect to the Class A-1 Notes on January 3, 2000.

     The "Available Funds" for a Payment Date to be deposited into the Collection Account shall equal the sum of the following amounts with respect to the immediately preceding Collection Period: (i) all collections on the Receivables including Payaheads withdrawn from the Payahead Account but excluding Payaheads deposited into the Payahead Account; (ii) all proceeds of the liquidation of Receivables which became Defaulted Receivables during the related Collection Period, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable ("Liquidation Proceeds"); (iii) all proceeds of Defaulted Receivables which became Defaulted Receivables during prior Collection Periods, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable ("Recoveries"); (iv) all Advances made by the Servicer of principal or interest due on the Receivables; (v) all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors and (vi) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during or prior to the related Collection Period (net of applicable expenses) (each such Receivable, a "Purchased Receivable").

     The Available Funds on any Payment Date will exclude the following:

          (i) amounts received on Receivables (including Purchase Amounts) to the extent that unreimbursed Advances have previously been made by the Servicer on prior Payment Dates;

          (ii) Liquidation Proceeds and Recoveries with respect to a particular Receivable to the extent of any unreimbursed Advances for prior Collection Periods;

          (iii) administrative fees and charges and late payment fees and charges collected on the Receivables (other than fees paid in connection with the extension or deferral of payments on a Receivable); and

          (iv) investment earnings and interest earned on the Reserve Accounts.

     A "Defaulted Receivable" is a Receivable which by its terms is in default and as to which (a) a Scheduled Payment is 240 or more days past due, (b) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely and the outstanding balance of the Receivable has been charged-off or (c) the Servicer has repossessed and disposed of the related Financed Vehicle.

     Monthly Withdrawals from Collection Account. On each Payment Date, upon receipt of instructions from the Servicer, the Indenture Trustee will (i) withdraw from the Collection Account and pay to the Servicer any amounts required to reimburse the Servicer for any outstanding Advances for any prior Collection Periods, and thereafter, (ii) withdraw (A) all Available Funds on deposit in the Collection Account for the related Collection Period and (B) the additional amounts from the sources specified below and make the following payments and deposits from the sources specified below for such Payment Date in the following order of priority:

          (i) to the Servicer, the Total Servicing Fee, such amount to be paid, first, from Available Funds in the Collection Account, second, from the Class B Reserve Account, and third, from the Class A Reserve Account;

          (ii) to the Note Distribution Account, the Accrued Interest on each Class of Notes, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class A Reserve Account;

          (iii) to the Certificate Distribution Account, the Accrued Interest on the Certificates, such amount to be paid first, from Available Funds in the Collection Account, and second, from the Class B Reserve Account;

          (iv) to the Note Distribution Account, the Principal Distribution Amount with respect to each Class of Notes, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class A Reserve Account;

          (v) to the Certificate Distribution Account, the Principal Distribution Amount with respect to the Certificates, such amount to be paid first, from Available Funds in the Collection Account, and second, from the Class B Reserve Account;

          (vi) to the Class A Reserve Account, from Available Funds in the Collection Account, the amount required to bring the amount in the Class A Reserve Account up to the Specified Class A Reserve Balance;

          (vii) to the Class B Reserve Account, from Available Funds in the Collection Account, the amount required to bring the amount in the Class B Reserve Account up to the Specified Class B Reserve Balance; and

          (viii) to the Seller, any remaining Available Funds in the Collection Account.

     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Available Funds remaining after the application of clauses (i) and
(ii) above and the payment of certain amounts to the Indenture Trustee will be deposited in the Note Distribution Account to the extent necessary to reduce the principal amount of the Notes to zero.

     For purposes hereof, the following terms have the following meanings:

     "Accrued Interest" means, with respect to any Payment Date and each Class of Notes and the Class B Certificates, as applicable, the sum of the Monthly Accrued Interest and the Interest Carryover Shortfall for such Class of Notes or for the Certificates for such Payment Date.

     "Certificate Balance" means, $81,654,551.40 and, thereafter, equals the initial Certificate Balance minus all amounts paid as principal on the Class B Certificates.

     "Interest Carryover Shortfall" means, with respect to any Payment Date and any Class of Notes or the Certificates, as applicable, the excess of (i) the sum of the Monthly Accrued Interest for the preceding Payment Date and any outstanding Interest Carryover Shortfall from the close of business on such preceding Payment Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account and the Certificate Distribution Account, as applicable, on such preceding Payment Date with respect to such Class of Notes or the Certificates, as applicable, plus interest on such excess, to the extent permitted by law, at the applicable Interest Rate for the related Interest Period.

     "Interest Rates" means in the case of (i) the Class A-1 Notes, 5.27125% per annum, (ii) the Class A-2 Notes, 5.23% per annum, (iii) the Class A-3 Notes, 5.16% per annum, (iv) the Class A-4 Notes, 5.22% per annum and (v) the Class B Certificates, 5.62% per annum. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year, and interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Monthly Accrued Interest" means, with respect to any Payment Date and (i) any Class of Notes or the Certificates, as applicable, interest accrued for the related Interest Period at the applicable Interest Rate on the aggregate principal balance of the Notes of such Class or of the Certificate Balance, as applicable, as of the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders or to Certificateholders, as applicable, on or prior to such preceding Payment Date (or, in the case of the first Payment Date, the initial principal amount of the Notes and the initial Certificate Balance of the Certificates); and (ii) with respect to the Notes collectively, the sum of Monthly Accrued Interest for each Class.

     "Principal Carryover Shortfall" means, as of the close of business on any Payment Date, with respect to any Class of Notes or the Certificates, as applicable, the excess of the Principal Distribution Amount and any outstanding Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited in the Note Distribution Account and the Certificate Distribution Account, as applicable, on such Payment Date.

     "Principal Distribution Amount" means, with respect to any Payment Date, and with respect to any Class of Notes or the Certificates, as applicable, the sum of (i) the Scheduled Principal for such Payment Date plus (ii) any outstanding Principal Carryover Shortfall as of the close of business on the preceding Payment Date; provided, however, that the Principal Distribution Amount shall not exceed the outstanding aggregate principal balance of the Notes and the Certificate Balance, as applicable; and provided, further, that, on the Final Payment Date for each Class of Notes or for the Certificates, as applicable, the amount required to be deposited in the Note Distribution Account to pay principal of the Notes and the amount required to be deposited in the Certificate Distribution Account to pay the Certificate Balance, as applicable, will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account and the Certificate Distribution Account, as applicable, on such Payment Date and allocable to principal or the Certificate Balance) to reduce the outstanding principal amount of such Class of Notes or of the Certificates to zero.

     "Scheduled Principal" shall mean, with respect to any Payment Date, the sum of (a) the principal portion of each Scheduled Payment due on any Receivable during the related Collection Period, (b) (without duplication of amounts taken into account under (a)) the outstanding principal balance of (i) Receivables prepaid in full during the related Collection Period, and (ii) Receivables which became Defaulted Receivables during the related Collection Period, (c) the Purchase Amount of each Receivable that was purchased or repurchased by the Seller or the Servicer during such Collection Period, to the extent attributable to principal, and (d) (without duplication of amounts taken into account under (b)) the proceeds of any other sale of a Receivable to the extent allocable to principal; provided, however, that in calculating the Scheduled Principal, all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in Scheduled Principal in a prior Collection Period (which shall be paid to the Seller or Servicer, as applicable) will be excluded.

     "Total Required Payment" means, on any Payment Date, the Total Servicing Fee, the Accrued Interest with respect to the Notes and the Principal Distribution Amount with respect to the Notes.

     On each Payment Date, unless the maturity dates of the Notes have been accelerated following the occurrence of an Event of Default, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

          (a) to the Class A Noteholders, Monthly Accrued Interest (and, if amounts on deposit in the Note Distribution Account are insufficient for such purpose, payments shall be made to the Class A Noteholders pro rata in proportion to the Accrued Interest for each Class of Class A Notes);

          (b) to the Class A-1 Noteholders, 100% of the Principal Distribution Amount in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

          (c) following payment in full of the Class A-1 Notes, to the Class A-2 Noteholders, 100% of the remaining Principal Distribution Amount in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

          (d) following payment in full of the Class A-2 Notes, to the Class A-3 Noteholders, 100% of the remaining Principal Distribution Amount in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full; and

          (e) following payment in full of the Class A-3 Notes, to the Class A-4 Noteholders, 100% of the remaining Principal Distribution Amount in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full.

     On each Payment Date occurring on or after the acceleration of the maturity dates of the Notes following the occurrence of an Event of Default, all amounts on deposit in the Note Distribution Account will be paid: (a) to the Indenture Trustee, certain expenses and other amounts payable to the Indenture Trustee;
(b) to the Servicer for any unreimbursed Advances for prior Collection Periods;
(c) to the Servicer, the amounts due and unpaid in respect of Total Servicing Fees; (d) to the Class A Noteholders, Monthly Accrued Interest ratably in proportion to Accrued Interest for each Class of Notes, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; (e) to the Class A Noteholders, pro rata in proportion to the respective principal balances of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in reduction of principal until each such Class has been paid in full; and (f) to the Certificate Distribution Account for distribution to Certificateholders in reduction of the Certificate Balance.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNTS

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated, to the extent described above and in the Indenture, to the rights of the Class A Noteholders in the event of defaults and delinquencies on the Receivables. Thus, the Class B Certificateholders generally will not receive distributions of interest on a Payment Date (other than from the Class B Reserve Account) unless the Class A Noteholders receive the full amount of interest due to them on such Payment Date (including from amounts on deposit in the Class A Reserve Account), and the Class B Certificateholders will not receive distributions of principal on a Payment Date (other than from the Class B Reserve Account) unless the Class A Noteholders shall have received payment of the full amount of principal of the Notes (including from amounts on deposit in the Class A Reserve Account).

     In addition, the Seller will not receive distributions on any Payment Date unless all interest and principal due to the Class A Noteholders and interest and Certificate Balance due to the Class B Certificateholders have been paid and amounts have been deposited in each Reserve Account at least equal the Specified Class A Reserve Balance or the Specified Class B Reserve Balance, as the case may be.

     In the event of losses and delinquencies on the Receivables, the protection afforded to the Class A Noteholders will be effected by the application of Available Funds for each Payment Date in the priority specified under "-- The Indenture Cash Flows." In addition, the Class A Noteholders will have the benefit of the Class A Reserve Account.

     The Class A Reserve Account will be an Eligible Deposit Account initially held by the Indenture Trustee. On each Payment Date, if the amounts on deposit in the Class A Reserve Account are less than the Specified Class A Reserve Balance, the Indenture Trustee will, after payment of amounts required to be distributed to the Class A Noteholders and Class B Certificateholders, the reimbursement of any unpaid Advances and the payment of the Total Servicing Fee due with respect to the related Collection Period (including any unpaid Total Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Class A Reserve Account the amount remaining in the Collection Account that would otherwise be distributed to the Seller, or such lesser portion thereof as is sufficient to restore the amount in the Class A Reserve Account to such Specified Class A Reserve Balance. If the amount on deposit in the Class A Reserve Account on such Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Specified Class A Reserve Balance for such Payment Date, the Indenture Trustee will release such excess amount from the Class A Reserve Account and (i) deposit such excess amount in the Class B Reserve Account to the extent that the amount on deposit therein is less than the Specified Class B Reserve Balance, and (ii) distribute any remaining excess to the Seller. Upon any deposit of such amounts in the Class B Reserve Account or distribution to the Seller, the Class A Noteholders will not be entitled to any payment from such amounts pursuant to the Indenture.

     The Class A Reserve Account will be established for the benefit of the Noteholders to cover shortfalls in amounts due to the Class A Noteholders and the Class B Reserve Accounts will be established for the benefit of the Certificateholders to cover shortfalls in amounts due to the Class A Certificateholders. Amounts on deposit from time to time in the Class A Reserve Account and Class B Reserve Account will be invested in Permitted Investments maturing on or prior to the next succeeding Payment Date; provided, however, that to the extent permitted by the Rating Agencies, amounts on deposit in the Class A Reserve Account and the Class B Reserve Account may be invested in Permitted Investments that mature later than the next succeeding Payment Date. To the extent the amounts on deposit in either Reserve Account exceed the Specified Class A Reserve Balance or the Specified Class B Reserve Balance, respectively, the Seller will be entitled to receive all investment earnings on amounts in the Reserve Accounts, and investment earnings on amounts in the Reserve Accounts will not be available for distribution to the Noteholders or Certificateholders or otherwise subject to any claims or rights of the Class A Noteholders or the Class B Certificateholders.

     The ability of the Class A Reserve Account to maintain the Specified Class A Reserve Balance at any time after the Closing Date will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     The subordination of the Class B Certificates and the creation of the Class A Reserve Account are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal of and interest on the Notes due to them and to decrease the likelihood that the Class A Noteholders will experience losses. However, in certain circumstances, the Class A Reserve Account could be depleted and shortfalls could result.

     The Class A Reserve Account will be funded by the Seller with cash or Permitted Investments maturing on or prior to the initial Payment Date and having, on the Closing Date, a value of approximately $40,786,363.79 (the "Class A Reserve Initial Deposit"). The Class A Reserve Initial Deposit will be augmented on each Payment Date by the deposit in the Class A Reserve Account of Available Funds to the extent necessary to maintain the amount in the Class A Reserve Account at an amount equal to the Specified Class A Reserve Balance. Amounts in the Class A Reserve

Account on any Payment Date (reduced by the amount of all distributions made on such Payment Date) in excess of the Specified Class A Reserve Balance for such Payment Date will be released for (i) deposit into the Class B Reserve Account or (ii) to the extent the amount on deposit therein is equal to the Specified Class B Reserve Balance, payment to the Seller.

     The "Specified Class A Reserve Balance", with respect to the Closing Date, will equal $40,786,363.79, and with respect to any Payment Date, will equal $57,100,909.30, except where on any Payment Date (i) the annualized average for the preceding three Collection Periods of the ratios of net losses (that is, the net balances of all Receivables which are charged-off in the applicable Collection Period, less any Liquidation Proceeds or Recoveries received in such Collection Period) to the Pool Balance as of the first day of each such Collection Period exceeds 2.25% or (ii) the average for the preceding three Collection Periods of the ratios of (a) the sum of (1) the balance of Receivables that are delinquent 61 days or more plus (2) the balance of Receivables for any Contracts relating to repossessed Vehicles which, in both cases, have not been charged-off to (b) such outstanding Pool Balance exceeds 4.25%, then the Specified Class A Reserve Balance for such Payment Date will equal $65,258,182.06.

     The Seller may reduce the Specified Class A Reserve Balance provided that
(a) both Rating Agencies confirm in writing to the Indenture Trustee and the Seller prior to such reduction that such reduction will not result in a lowering of or a withdrawal of the then-current rating of any Class of Notes and (b) an Opinion of Counsel is delivered to the Indenture Trustee to the effect that the proposed change will not adversely affect the status of the Notes as debt.

     The "Specified Class B Reserve Balance" will initially be zero and remain zero for so long as the Seller retains the Class B Certificates. At such time, if any, as the Seller determines to sell the Class B Certificates, the Specified Class B Reserve Balance will be an amount determined by the Seller in consultation with the Rating Agencies in order to achieve the desired rating for the Class B Certificates.

ADVANCES

     As of the close of business on the last day of each Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable (other than a Purchased Receivable) are less than the Scheduled Payment in respect of such Receivable, the Payahead Balance for such Receivable will be applied by the Indenture Trustee to the extent of the shortfall, and such Payahead Balance will be reduced accordingly. On the related Payment Date, the Servicer will make an advance to the extent of any remaining shortfall in respect of such Receivable (such advance, an "Advance"); provided that no successor Servicer will be required to make Advances.

     "Payahead Balance" means, with respect to a Receivable, the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Receivable (including any amount paid by or on behalf of the Obligor prior to the Cutoff Date that is due on or after the Cutoff Date and was not used to reduce the Principal Balance of such Receivable), as reduced by applications of previous Payaheads with respect to such Receivable in accordance with the Sale and Servicing Agreement.

     The Servicer will recoup Advances from subsequent payments by or on behalf of the respective Obligor or from insurance, Liquidation Proceeds or Recoveries with respect to such Receivable, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup the Advance from any collections made on other Receivables.

     The Servicer will not be required to make any Advance with respect to a Receivable to the extent that it does not expect to recoup the Advance from subsequent payments on such Receivable. In determining whether to make an Advance in connection with a delinquent Receivable, the Servicer will consider certain factors with respect to the delinquent Receivable. Among such factors will be the payment history for such Receivable, the financial condition of the Obligor, and the Obligor's reason for the delinquency. The Servicer's decision not to make an Advance in connection with a delinquent Receivable would generally coincide with the charge-off of such Receivable.

     If MBCC is replaced in its capacity as Servicer, the successor Servicer will not be required to make Advances. In the absence of Advances by the Servicer, Noteholders must rely for payment of the Notes upon payments on the Receivables (including sales proceeds of Financed Vehicles returned to the Servicer for sale) and, to the extent available, amounts on deposit in the Class A Reserve Account. See "-- The Indenture Cash Flows" and "-- Subordination of the Class B Certificates; Reserve Accounts."

COLLECTIONS ON THE RECEIVABLES

     The Servicer will deposit all payments on Receivables, including Liquidation Proceeds, but excluding certain amounts payable to the Servicer under the Sale and Servicing Agreement, including late fees and charges on the Receivables (which are not required to be deposited in the Collection Account), into the Collection Account not later than two Business Days after receipt thereof unless:

          (x)(i) MBCC is the Servicer, (ii) the obligation of the Servicer to make required remittances under the Sale and Servicing Agreement on each Payment Date is unconditionally guaranteed by DBNA pursuant to a guaranty agreement in favor of the Owner Trustee (the "Servicing Guaranty Agreement") and DBNA will have a rating of at least P-1 from Moody's and at least A-1 from S&P with respect to its short-term obligations and (iii) no Event of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), or

          (y) the failure to satisfy a Monthly Remittance Condition will not affect the rating of any Class of Notes as confirmed in writing by the Rating Agencies,

in which case such amounts will be paid into the Collection Account on the Payment Date.

     The Seller or the Servicer will also deposit into the Collection Account on the Payment Date the Purchase Amount of each Receivable to be repurchased or purchased by it pursuant to an obligation that arose during the preceding Collection Period. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, the amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned unpaid for insufficient funds or other reasons.

     In those cases where a subservicer is servicing a Receivable pursuant to a subservicing agreement, the Servicer will cause the subservicer to remit to the Collection Account the amounts collected by such subservicer on or with respect to the Receivables being serviced by it, within the period after receipt, and subject to the limitations, described above. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

     As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Indenture Trustee and the Noteholders as if all deposits, distributions and transfers were made individually.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders. Each such statement to be delivered to

Noteholders will include the following information as to the Notes with respect to such Payment Date and the related Collection Period:

          (i) the amount of the payment allocable to principal of each Class of Notes;

          (ii) the amount of the payment allocable to interest on or with respect to each Class of Notes;

          (iii) the amount of the Total Servicing Fee with respect to such Collection Period;

          (iv) the aggregate outstanding principal amount of each Class of the Notes and the applicable Note Pool Factor (calculated as of the close of business on the last day of the preceding Collection Period), after giving effect to payments allocated to principal reported under clause (i) above;

          (v) the Pool Balance (calculated as of the close of business on the last day of the preceding Collection Period);

          (vi) the amounts of the Interest Carryover Shortfall and the Principal Carryover Shortfall, if any, for such Payment Date and the portion thereof attributable to each Class of Notes;

          (vii) the balance of Class A Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date; and

          (viii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period.

     Each amount set forth pursuant to clauses (i), (ii), (iv) and (vi) above will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Notes or Class of Notes, as applicable. Copies of such statements may be obtained by Note Owners by a request in writing addressed to the Indenture Trustee.

     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder a statement containing the sum of the amounts described in clauses
(i), (ii), (iii) and (vii) above for the purposes of such Noteholder's preparation of Federal income tax returns. See "-- Book Entry Registration" and "Certain Federal Income Tax Consequences."

INDENTURE

     Events of Default. The "Events of Default" in the Indenture consist of (i) a default for five days or more in the payment of interest on any Note when the same becomes due and payable if such default continues for a period of five days or more; (ii) a default in the payment of principal of, or any installment of principal of, any Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the Trust made in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Trust by the Indenture Trustee or the Trust and the Indenture Trustee by the Holders of not less than 25% of the aggregate principal amount of the outstanding Notes of all Classes; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. (Indenture, Section 5.1).

     Noteholders holding not less than a majority of the aggregate principal amount of the Notes outstanding, voting as a group, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Noteholders.

(Indenture, Section 5.12). Any such waiver could be treated, for Federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

     Remedies. If an Event of Default should occur and be continuing, the Indenture Trustee or the Holders of a majority of the aggregate outstanding principal amount of the outstanding Notes of all Classes, voting as a group, may declare the principal of the Notes of all Classes to be immediately due and payable. Such declaration may be rescinded by the Holders of a majority of the aggregate principal amount of the outstanding Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Trust has deposited with the Indenture Trustee an amount sufficient to pay
(x) all amounts advanced by the Indenture Trustee and its costs and expenses and
(y) all interest on and principal of the Notes and all other amounts that would be due under the Indenture if the Event of Default giving rise to such declaration had not occurred and (ii) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived. (Indenture, Section 5.2). Any such rescission could be treated, for Federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

     If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Collateral, or elect to maintain the Collateral and continue to apply proceeds from the Collateral as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Collateral following an Event of Default, other than a default in the payment of any principal, or a default for five days or more in the payment of any interest on the Notes, unless (i) 100% of the Noteholders consent thereto, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Notes or (iii) the Indenture Trustee determines that the Collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66 2/3% of the aggregate principal amount of the outstanding Notes, voting as a group, to such sale. The Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an independent accountant or investment banking firm as to feasibility of such action and the sufficiency of the Collateral to pay interest on and principal of the Notes on an ongoing basis. (Indenture, Sections 5.4 and 5.5).

     In the event of a sale of the Collateral following the occurrence of an Event of Default under the circumstances described in the preceding paragraph pursuant to the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale will be distributed, first, to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second, to the Servicer for amounts due in respect of any unreimbursed Advances; third, to the Servicer for due and unpaid Total Servicing Fees; fourth, to the Noteholders for interest which is due and unpaid; fifth, to the Noteholders for principal which is due and unpaid. Any remaining amounts will be distributed to the Certificateholders for amounts due and unpaid in accordance with the terms of the Indenture, the Trust Agreement and the Sale and Servicing Agreement. (Indenture, Section 5.4).

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee with respect to the

Notes or exercising any trust power conferred on the Indenture Trustee, subject to certain limitations, and prior to the acceleration of the maturity of the Notes, the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of the outstanding Notes. (Indenture, Sections 5.11 and 5.12). Until such time, if any, as Definitive Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, DTC will act only in accordance with the instructions of the DTC Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such DTC Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Note Owners will be entitled to instruct DTC as to the manner in which to vote.

     No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% of the aggregate principal amount of the Notes outstanding have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee reasonable indemnity satisfactory to the Indenture Trustee, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding after its receipt of written notice and its request and the offer of the required indemnity and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the Notes outstanding. (Indenture, Section 5.6).

     Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any Holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Trust and the Owner Trustee, in its capacity as trustee, contained in the Indenture.

     Certain Covenants. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Basic Documents") sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part or (iv) permit (w) the validity or effectiveness of the Indenture to be impaired, (x) any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, (y) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds therefrom or (z) the lien of the Indenture not to constitute a valid, first priority (other than with respect to any such tax, mechanics or other lien) security interest in the Collateral. (Indenture, Section 3.8).

     The Trust may not engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables and activities incidental thereto. (Indenture, Section 3.12).

     The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, or otherwise in accordance with the Basic Documents. (Indenture, Section 3.13).

     The Trust will not make any payments to Certificateholders in respect of their Certificates for any Collection Period unless the Accrued Interest on the Notes and the Total Servicing Fee have been provided for.

     The Trust will or will cause the Servicer to deliver to the Indenture Trustee on or prior to each Payment Date the disbursement and payment instructions as required pursuant to the Indenture. (Sale and Servicing Agreement, Section 4.9).

     Replacement of Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Trust, and following such removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or otherwise acceptable to each Rating Agency. (Indenture, Sections 6.8 and 6.11).

     The Indenture Trustee may resign at any time by so notifying the Trust and the Noteholders. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged a bankrupt or insolvent, (iii) comes under the charge of a receiver or other public officer, or (iv) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Trust will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8). No resignation or removal of the Indenture Trustee, or appointment of a successor Indenture Trustee, will be effective until the acceptance of appointment by the successor Indenture Trustee pursuant to the Indenture.

     Duties of Indenture Trustee. Except during the continuance of an Event of Default, the Indenture Trustee (i) will perform such duties and only such duties as are specifically set forth in the Indenture, (ii) may in the absence of bad faith, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) will examine any such certificates and opinions which are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default of which a responsible officer of the Indenture Trustee has actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).

     Compensation and Indemnity. The Trust will, or will cause the Administrator to, (i) pay to the Indenture Trustee from time to time reasonable compensation for its services in accordance with the prevailing fee arrangements, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under the Indenture and under the Basic Documents. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee will not be liable (a) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (b) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the terms of the Indenture, and (c) for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any Event of Default unless an officer of the

Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections
6.1 and 6.7).

     Access to Noteholder Lists. If Definitive Notes are issued in the limited circumstances described herein and the Indenture Trustee is not the registrar for the Notes, the Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Trust of a written request therefor. (Indenture, Section 7.1).

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee). (Indenture, Section 4.1).

     Modification of Indenture. Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture; provided that (x) such action will not, (i) as evidenced by an opinion of counsel (which may be internal counsel to the Seller or the Servicer (an "Opinion of Counsel")), materially adversely affect the interests of any Noteholder and (ii) as confirmed by each Rating Agency rating any Class of Notes, cause the then-current rating assigned to any Class of Notes to be withdrawn, reduced or qualified and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).

     The Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may also enter into supplemental indentures, with the consent of not less than a majority of the Holders of the aggregate principal amount of the outstanding Notes, voting as a group, and with prior written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders; provided, that (x) such action will not, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder and (ii) as confirmed by each Rating Agency rating any Class of Notes, cause the then-current rating assigned to any such Class of Notes to be withdrawn, reduced or qualified and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.2).

     Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may (i) change the Final Payment Date for any Class of Notes or the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, the Servicer, an affiliate of any of them or any obligor on the Notes,
(v) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Notes, (vi) modify any provision of the Indenture specifying a percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or the other Basic Documents except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, (vii) modify any provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in the Indenture or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Collateral or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such Collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture. (Indenture, Section 9.1).

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The Trust will purchase the Receivables, and the Servicer will undertake to service the Receivables pursuant to the Sale and Servicing Agreement. The Trust will be created and the Certificates will be issued pursuant to the Trust Agreement. MBCC will undertake certain administrative duties with respect to the Trust pursuant to the Administration Agreement (together with the Sale and Servicing Agreement and the Trust Agreement, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     Prior to the time of issuance of the Notes, pursuant to the Purchase Agreement, MBCC will sell and assign to the Seller, without recourse, its entire right, title and interest in, to and under the Receivables, including its security interests in the Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles. Each Receivable conveyed by the Seller to the Trust will be identified in a schedule attached to the Sale and Servicing Agreement. The Owner Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Certificates. The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables.

     In the Purchase Agreement, MBCC will represent and warrant to the Seller, and in the Sale and Servicing Agreement the Seller will represent and warrant to the Owner Trustee, among other things, that (i) the information provided in the schedule of Receivables is correct in all material respects; (ii) MBCC shall have determined whether or not the Obligor on each Receivable has obtained physical damage insurance (which shall not be force-placed insurance) covering the Financed Vehicle in accordance with its normal requirements; (iii) at the Closing Date, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is or will be secured by a perfected first priority security interest in the Financed Vehicle in favor of MBCC; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes, complies in all material respects with applicable

Federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     The only recourse the Noteholders, the Trust, the Indenture Trustee, the Certificateholders or the Owner Trustee will have against MBCC and the Seller for breach of any of the foregoing representations and warranties with respect to a Receivable will be to require MBCC and the Seller to repurchase the Receivable. See "-- Mandatory Repurchase of Receivables." The Owner Trustee, the Indenture Trustee, the Trust and the Servicer will covenant in the Sale and Servicing Agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Seller for a period of one year and a day after the payment in full of the principal of, and any accrued and unpaid interest on, any securities issued by the Seller or by a trust for which the Seller was the depositor.

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all documents and instruments relating thereto (each, a "Receivable File"), either directly or through subservicers, on behalf of the Trust and the Indenture Trustee. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, UCC financing statements reflecting the sale and assignment of the Receivables by MBCC to the Seller and by the Seller to the Trust will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "The Trust" and "Certain Legal Aspects of the Receivables."

MANDATORY REPURCHASE OF RECEIVABLES

     In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "-- Sale and Assignment of the Receivables," which breach or failure materially and adversely affects the interest of the Trust in a Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Owner Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trust, and MBCC will be required to repurchase such Receivable from the Seller, for the Purchase Amount. The Purchase Amount will be payable on the Payment Date immediately following such Collection Period. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by MBCC of its obligation to repurchase a Receivable. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Trust, the Indenture Trustee, the Certificateholders or the Owner Trustee against the Seller and MBCC for any such uncured breach or failure.

     The "Purchase Amount" means, with respect to a Payment Date and a Receivable to be purchased or repurchased on such Payment Date by the Seller or the Servicer, an amount equal to the sum of (a) the outstanding Principal Balance of such Receivable as of the first day of the Collection Period preceding the Collection Period in which such Payment Date occurred and (b) an amount equal to the amount of accrued and unpaid interest on such Principal Balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Due Date for such Receivable in the Collection Period preceding the Collection Period in which such Payment Date occurred and in the case of clauses (a) and (b), after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables in a manner consistent with the Sale and Servicing Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to comparable motor vehicle and commercial vehicle receivables owned and/or serviced by the Servicer for itself or others.

     Although it has no current plans to do so, the Servicer may enter into subservicing agreements with Eligible Servicers for the subservicing of Receivables. Any such subservicing agreements will contain provisions substantially identical to those contained in the Sale and Servicing Agreement and may contain such other provisions as are not inconsistent with the terms of the Sale and Servicing Agreement. The Servicer may terminate a subservicing agreement and either service the related Receivables directly or enter into a new subservicing agreement for such Receivables with another subservicer, provided, that any such subservicer is an Eligible Servicer. Notwithstanding any subservicing agreement, the Servicer will remain obligated and liable to the Trust and the Owner Trustee for servicing and administering the Receivables in accordance with the Sale and Servicing Agreement as if the Servicer alone were servicing the Receivables. References herein to actions required or permitted to be taken, or restrictions on actions to be taken, by the Servicer include such actions by a subservicer. References herein to amounts received by the Servicer include amounts received by a subservicer.

     "Eligible Servicer" means a person which, at the time of its appointment as Servicer or as a subservicer, (i) has a net worth of not less than $50,000,000,
(ii) is servicing a portfolio of motor vehicle and commercial vehicle retail installment sale contracts and/or motor vehicle and commercial vehicle loans,
(iii) is legally qualified, and has the capacity, to service the Receivables,
(iv) has demonstrated the ability to service a portfolio of motor vehicle and commercial vehicle retail installment sale contracts and/or motor vehicle and commercial vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement or the related subservicing agreement.

     The Servicer will covenant in the Sale and Servicing Agreement that: (i) the Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by the Sale and Servicing Agreement; (ii) the Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Trust, the Indenture Trustee, the Noteholders, the Owner Trustee or the Certificateholders in the Receivables, or, subject to clause (iii) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee, or the Certificateholders under the Sale and Servicing Agreement would be materially adversely affected; and (iii) the Servicer will not increase or decrease the number or amount of Scheduled Payments or the Amount Financed under, or the APR of, a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may extend the Due Date for one or more payments on any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle or commercial vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions with respect to any Receivable will not cause the term of any such Receivable to extend beyond the Final Scheduled Maturity Date.

     In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Trust in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, will be required to purchase the Receivable from the Trust for the Purchase Amount on the Payment Date immediately following such Collection Period; provided, however, that with respect to a breach of the covenant described in clause (iii) of the preceding paragraph, the Servicer will be required to purchase the related Receivable from the Trust at the end of the Collection Period in which such breach occurs. The purchase obligation will constitute the sole remedy available to the Noteholders, the Trust, the Indenture Trustee, the Owner Trustee, or the Certificateholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Sale and Servicing Agreement related thereto.

     The Sale and Servicing Agreement will also generally require the Servicer to charge-off a Receivable in conformity with its normal practice and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Sale and Servicing Agreement, to realize upon any Receivable. Currently, MBCC charges off a Contract at the time that the related Financed Vehicle has been repossessed and sold, and the proceeds of sale of the Financed Vehicle are applied against the amount owing on the Contract, or at such time as MBCC determines that it will not recover the Financed Vehicle. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such sale will be deposited in the Collection Account at the time and in the manner described above.

     The Sale and Servicing Agreement will also require the Servicer to make Advances for which the Servicer will be reimbursed in the manner described under "Description of the Notes -- Advances."

     The Sale and Servicing Agreement will provide that the Servicer will defend and indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, the Certificateholders and the Seller against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle, or in respect of any negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties (other than errors in judgment) or by reason of reckless disregard of its obligations and duties, under any Basic Document to which it is a party. The Servicer's obligations to indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, the Seller and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period, in an amount equal to the product of one-twelfth of the Servicing Rate and the Pool Balance as of the first day of such Collection Period. The "Servicing Rate" will equal 1.0% per annum. The Servicer will also be entitled to receive, as additional servicing compensation, any administrative fees and charges and all late payment fees and charges paid with respect to the Receivables other than fees paid in connection with the extension or deferral of payments on a Receivable (the "Supplemental Servicing Fee"), which will be deposited in the Collection Account. The Servicing Fee and the Supplemental Servicing Fee, together with any portion of the Servicing Fee or of the Supplemental Servicing Fee that remains unpaid from prior Payment Dates (the "Total Servicing Fee"), will be paid out of Available Funds prior to distributions to Noteholders and Certificateholders.

     The Servicing Fee and the Supplemental Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of Contracts and for administering the Receivables on behalf of the Noteholders and the Certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions, responding to inquiries of Obligors, investigating delinquencies, and providing collection and repossession services in cases of Obligor default. In addition, the Servicing Fee and the Supplemental Servicing Fee will further compensate the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the

Servicer under the Sale and Servicing Agreement in connection with administering and servicing the Receivables.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the Servicer, the Seller or MBCC, will furnish to the Indenture Trustee and the Owner Trustee, on or before March 31 of each year, beginning March 31, 2000, a report of examination as to compliance by the Servicer during the 12 months (or longer period in the case of the first such report) ended the preceding December 31 with certain standards relating to the servicing of the Receivables.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee, on or before March 31 of each year, beginning March 31, 2000, of a certificate signed by an officer of the Servicer stating that to the best of such officer's knowledge the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the 12 months (or shorter period in the case of the first such certificate) ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Note Owners may obtain copies of such statements and certificates by written request addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement and becomes the Administrator under the Administration Agreement.

     Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity is an Eligible Servicer and assumes the obligations of the Servicer under the Sale and Servicing Agreement, will be the successor to the Servicer under the Sale and Servicing Agreement.

INDEMNIFICATION AND LIMITS ON LIABILITY

     The Sale and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Sale and Servicing Agreement and will have no other obligations or liabilities thereunder.

     The Sale and Servicing Agreement will also provide that the Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and the Certificateholders thereunder.

EVENTS OF SERVICING TERMINATION

     The following events will constitute "Events of Servicing Termination" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the monthly certificate pursuant to the Sale and Servicing Agreement detailing the collec-tions and distributions for any Collection Period (which failure continues beyond the earlier of three business days from the date such Servicer's certificate was due to be delivered and the related Payment Date), (ii) any failure by the Servicer to deliver to the Collection Account or any other account, any required payment or deposit under the Sale and Servicing Agreement, which failure continues unremedied for five Business Days following the Due Date, (iii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Notes, the Certificates or the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 90 days after written notice of such failure is given to the Servicer by the Indenture Trustee or the Owner Trustee, as applicable, or to the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% in aggregate principal amount of the outstanding Notes (voting as a group) or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the holders of Certificates evidencing not less than 25% of the Certificate Balance,
(iv) certain events of bankruptcy, receivership, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or the Servicer and certain actions by the Seller or the Servicer indicating its insolvency or reorganization pursuant to bankruptcy, receivership, conservatorship, insolvency, or similar proceedings, and (v) failure of the Servicer to be an Eligible Servicer. The Holders of Notes evidencing not less than a majority of the aggregate principal amount of the outstanding Notes (voting as a group) (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee or the holders of Certificates evidencing not less than a majority of the Certificate Balance) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination except an event resulting from the failure to make any required deposit to or payment from any Account. No such waiver will impair the rights of the Noteholders or the Certificateholders with respect to subsequent defaults. For purposes of the foregoing, Notes or Certificates owned by the Seller, the Servicer, or any affiliate of either will not be considered to be "outstanding."

     The Indenture Trustee will have no obligation to notify Noteholders of any event which, with lapse of time to cure, would become an Event of Servicing Termination, until after the expiration of any applicable cure period.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     As long as an Event of Servicing Termination remains unremedied, the Indenture Trustee or the holders of Notes evidencing not less than a majority of the aggregate principal amount of the outstanding Notes (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee or the holders of Certificates evidencing not less than a majority of the Certificate Balance) may terminate the Servicer's rights and obligations under the Sale and Servicing Agreement, whereupon the Indenture Trustee or a servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale and Servicing Agreement. Thereafter, the successor Servicer will be entitled to the compensation otherwise payable to the Servicer and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee is unwilling or legally unable so to act, the Indenture Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the outgoing Servicer under the Sale and Servicing Agreement. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under the Sale and Servicing Agreement. In the event of the bankruptcy of the Servicer, the bankruptcy trustee or the Servicer, as debtor in possession, may have the power to prevent a termination of the Servicer's rights and obligations under the Sale and Servicing Agreement.

AMENDMENT

     The Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add, change or eliminate any other provision of the applicable Transfer and Servicing Agreement which is not inconsistent with the provisions of such Transfer and Servicing Agreement; provided, that such action will not, as evidenced by an Opinion of Counsel to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder or, with respect to the Trust Agreement, have certain adverse tax consequences.

     The Transfer and Servicing Agreements may also be amended by the parties thereto (with, in the case of the Sale and Servicing Agreement, consent of the Indenture Trustee and with, in the case of the Administration Agreement, consent of the Seller) with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the then outstanding Notes, voting as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying the rights of Noteholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made on any Note, or change any Interest Rate on any Class of Notes or the Specified Class A Reserve Balance, without the consent of all adversely affected Noteholders, (ii) reduce the aforesaid percentage of the Notes which is required to consent to any such amendment, without the consent of all Noteholders affected thereby, or (iii) adversely affect the ratings of any Class of Notes by the Rating Agencies without the consent, respectively, of holders of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such Class. Additionally, with respect to an amendment of the Trust Agreement, an Opinion of Counsel to the effect that such amendment will not have certain adverse tax consequences shall be furnished to the Indenture Trustee and the Owner Trustee. See "Description of the Notes -- Book Entry Registration."

TERMINATION

     The obligations of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee pursuant to the Indenture and the Transfer and Servicing Agreements will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Payment Date next succeeding the Servicer's purchase of the Receivables, as described below, (ii) payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Transfer and Servicing Agreements.

     In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, in the event that the Pool Balance as of the close of business on the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Payment Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the outstanding principal amount of the Notes and the Certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the Notes and the Certificates.

     The Indenture Trustee will give written notice of termination of the Trust to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such Holder's Note (whether a Definitive Note or the one or more physical notes representing the Notes) at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Transfer and Servicing Agreements.

ADMINISTRATION AGREEMENT

     MBCC, in its capacity as administrator (the "Administrator"), will enter into an Administration Agreement (as amended and supplemented from time to time, the "Administration Agreement") with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses relating thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. MBCC and the Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the Trust, as the case may be, in the Receivables.

     Pursuant to the Sale and Servicing Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following the sale and assignment of the Receivables to the Trust. The Seller will take such action as is required to perfect the rights of the Indenture Trustee and the Trust in the Receivables. The Receivables will not be segregated, stamped, or otherwise marked, to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

     Under the Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Generally, retail installment sale contracts and retail loans such as the Receivables evidence the credit sale of automobiles or financing of commercial vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in Vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in the Vehicle is perfected by notation of the secured party's lien on the Vehicle's certificate of ownership or title.

     MBCC's practice is to take such action as is required in order to perfect its security interest in a Vehicle under the laws of the jurisdiction in which the Vehicle is registered. If MBCC, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle, and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of MBCC's security interest and to whom a certificate of ownership is

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

issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the obligor. MBCC's security interest may also be subordinate to such third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, MBCC and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, that, to the best of their knowledge, an enforceable first priority perfected security interest exists for the benefit of the Seller and the Trust, respectively, with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach or failure to be true of such representation or warranty if the interest of the Seller and the Trust, respectively, therein are materially and adversely affected by such breach or failure. This repurchase obligation will constitute the sole remedy available to the Indenture Trustee and the Noteholders for such breach or failure.

     Pursuant to the Purchase Agreement, MBCC will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Seller, and pursuant to the Sale and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust. The Servicer will hold the certificates of title or ownership relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following such sale and assignment. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party, however, because of the administrative burden and expense involved. The Seller will assign its rights under the Purchase Agreement to the Trust. See "Risk Factors -- Certain Legal Aspects -- The Receivables."

     In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is an effective conveyance of a security interest without amendment of any lien noted on such vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. However, because the Trust will not be identified as the secured party on any such certificate, the security interest of the Trust in any Financed Vehicle could be defeated through fraud, forgery, negligence or error and may not be perfected in every state. In most states, in the absence of fraud or forgery by the Financed Vehicle owner or of fraud, forgery, negligence or error by MBCC or administrative error by state or local agencies, the notation of MBCC's lien on the certificates of ownership or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Trust fails to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     MBCC and the Seller will represent and warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, as to each Receivable that, to the best of their knowledge, immediately prior to the sale, assignment and transfer of each Receivable by MBCC to the Seller on the Closing Date, such Receivables were secured by a valid, subsisting, and enforceable first priority perfected security interest in the related Financed Vehicle in favor of MBCC (subject to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle for the benefit of the Seller and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date or any rights of third parties arising after the Closing Date as a result of the fraud or forgery of the Vehicle owner or administrative error by state recording officials which are prior to such security interest). In the event of an uncured breach or failure to be true of such warranty, MBCC and the Seller, pursuant to the terms of the Purchase Agreement and the Sale and Servicing Agreement, respectively, will be required to repurchase such Receivable for its Purchase Amount if the interests of the Seller or the Trust, respectively, therein

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

are materially and adversely affected by such breach or failure. This repurchase obligation will constitute the sole remedy available to the Trust, the Noteholders and the Certificateholders for such breach or failure. MBCC's and the Seller's representations and warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law or any rights of third parties arising as a result of the fraud or forgery of the Vehicle owner as described above or administrative error by state recording officials as described above which are prior to such security interest. Accordingly, any such lien or right would not by itself give rise to a repurchase obligation on the part of MBCC and the Seller.

     Under the laws of most states, a perfected security interest in a Vehicle continues for four months after the Vehicle is moved to a new state from the one in which it was initially registered and thereafter until the Vehicle owner re-registers the Vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a Vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states, such as California, that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, such as Texas and Florida, the secured party would learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a Vehicle. MBCC would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a Vehicle, re-registration could defeat perfection. In the ordinary course of servicing retail installment sale contracts and retail loans, MBCC takes steps to effect reperfection upon receipt of notice of re-registration or information from the obligor as to relocation.

     Under the laws of many states, liens for repairs performed on a Vehicle and liens for unpaid taxes take priority over a perfected security interest in the Vehicle. The Code also grants priority to certain Federal tax liens over the liens of a secured party. The laws of certain states and Federal law permit the confiscation of Vehicles under certain circumstances if used in unlawful activities, which may result in the loss of the secured party's perfected security interest in the confiscated Vehicle. MBCC and the Seller will represent and warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, that, as of the Closing Date, to the best of its knowledge, no such liens or rights of confiscation are pending. In the event of a breach or failure to be true of such representation or warranty which has a material and adverse effect on the interest of the Trust in a Receivable, MBCC and the Seller, pursuant to the terms of the Purchase Agreement and the Sale and Servicing Agreement, respectively, will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the Noteholders and the Certificateholders for such breach. Any liens for repairs or taxes or rights of confiscation arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of MBCC and the Seller.

REPOSSESSION

     In the event of a default by an Obligor under a retail installment sale contract, the holder of a receivable such as a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by MBCC in most

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

cases, and is accomplished simply by taking possession of the Financed Vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the Financed Vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, many jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to or after repossession.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal amount of the obligation, accrued and unpaid interest, plus, in most cases, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid amount and cure any other defaults. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the obligor for the shortfall, however, and a defaulting obligor may have very little capital or few sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MBCC generally seeks to recover any deficiency existing after repossession and sale of a Vehicle.

     Occasionally, after resale of a repossessed Vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the Vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the former owner of the Vehicle.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations AA, B, M and Z, and other similar acts, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as the Trust, to enforce consumer and commercial finance contracts such as the Receivables to the extent they are consumer finance contracts subject to such requirements. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.
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

     The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting a holder of an obligation created in a consumer credit transaction to all claims and defenses which the purchaser could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in certain states. Accordingly, the Indenture Trustee and the Trust, as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

     Under the vehicle dealer licensing laws of most states, sellers of vehicles are required to be licensed to sell such vehicles at retail sale and to originate certain installment sale contracts or loans in connection with such sales. In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed, or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a defense as to a retail installment sale contract against the seller of such Vehicle or of a subsequent holder of the retail installment sale contract or loan.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     MBCC and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, as to each Receivable that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an Obligor had a claim against the Trust for violation of any law, and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of MBCC and the Seller under the Purchase Agreement and the Sale and Servicing Agreement, respectively, to repurchase the Receivable unless the breach were cured. This repurchase obligation will constitute the sole remedy of the Trust, the Noteholders, and the Certificateholders, against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a Vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States Federal income tax considerations that apply to the acquisition, ownership and disposition of Notes by a Note Owner that is an individual citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is
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

subject to United States Federal income taxation regardless of its source (a "United States Holder") or by a Note Owner that is, for United States Federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust (a "United States Alien Holder"). Although the following summary does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser of Notes, in the opinion of Morgan, Lewis & Bockius LLP ("Special Tax Counsel"), such summary describes the material United States Federal income tax consequences to a United States Holder or, as the case may be, a United States Alien Holder. Opinions of tax counsel have no binding effect or official status of any kind; no assurance can be given that the conclusions set out below would be sustained by a court if challenged by the Internal Revenue Service ("IRS"). This summary deals only with Notes that are held as capital assets by United States Holders, or, as the case may be, United States Alien Holders, and does not address tax considerations applicable to (i) United States Holders that may be subject to special tax rules, such as dealers or traders in securities or currencies, financial institutions, life insurance companies, tax-exempt entities, United States Holders that hold Notes as a hedge or that are hedged against currency risks or that hold Notes as a part of a straddle, conversion transaction or other arrangement involving more than one position or United States Holders whose functional currency is not the United States dollar and (ii) United States Alien Holders that may be subject to special tax rules, such as nonresident alien individuals who have lost United States citizenship or who have ceased to be treated as resident aliens, corporations that are treated as foreign or domestic personal holding companies, controlled foreign corporations or passive foreign investment companies or certain other United States Alien Holders that are owned or controlled by persons subject to United States Federal income tax.

     The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in Federal income tax consequences different from those discussed below.

     THE DISCUSSION SET OUT BELOW IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL OR FOREIGN TAX LAWS. THE STATEMENTS OF UNITED STATES TAX LAW SET OUT BELOW ARE BASED ON THE LAWS IN FORCE AND INTERPRETATIONS THEREOF AS OF THE DATE OF THIS PROSPECTUS, AND ARE SUBJECT TO ANY CHANGES OCCURRING AFTER THAT DATE.

GENERAL

     Tax Status of the Notes and the Trust. No definitive judicial or administrative authority relating to the characterization of an instrument as debt addresses instruments such as the Notes, and courts at times have held that obligations purporting to be debt constituted equity of the issuer for tax purposes. However, on the Closing Date, Special Tax Counsel will deliver its opinion that for Federal income tax purposes under existing law, and subject to customary assumptions and qualifications set forth therein: (i) the Notes will be treated as debt, and (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. The Seller, the Owner Trustee and the Indenture Trustee have agreed, and the Note Owners will agree by their purchase of Notes, to treat the Notes for Federal, state and local income and franchise tax purposes as indebtedness of the Trust. If, contrary to the opinion of Special Tax Counsel, the Trust were treated as a partnership and the Note Owners were treated as owning equity interests therein, Note Owners would generally be taxed on their pro rata share of the Trust's income as partners in a partnership. If the Trust were treated as an association taxable as a corporation, (i) the Trust would be subject to tax on its income at corporate tax rates and (ii) if the Note Owners were treated as owning equity interests,

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

the Note Owners would be taxed on distributions from the trust as dividends to the extent of their share of the Trust's earnings and profits and the Trust would not be entitled to an interest deduction in determining its taxable income. Any corporate income tax would reduce cash available to pay the Notes. The balance of the discussion herein assumes that the Notes will properly be treated as debt for U.S. Federal income tax purposes.

     Stated Interest. Stated interest on the Notes will be taxable as ordinary income for Federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

     Original Issue Discount. A Note will be treated as issued with original issue discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

     The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Note Owner for accrued interest that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest, that is unconditionally payable at least annually.

     The holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.60% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided, that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Note Owner to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Note Owner to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that Receivables will be prepaid at that rate or at any other rate.

     A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Note Owner makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Note Owner's adjusted basis in the Note immediately after its acquisition by the Note Owner;
(ii) the Note were issued on the Note Owner's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Note Owner may make such an election for a Note that has premium or market discount, respectively, only if the Note Owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium."

     Market Discount. The Notes, whether or not issued with OID, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of
(i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Disposition of Notes. A Note Owner's adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payment on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "-- Market Discount") and will be long-term capital gain or loss if the Note was held for more than one year. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a Note will be treated as ordinary income.

WAIVERS AND AMENDMENTS

     The Indenture permits the Note Owners to waive an Event of Default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Note Owners. Any such waiver or rescission, or any amendment of the terms of the Notes, could be treated for Federal income tax purposes as a constructive exchange by a Note Owner of the Notes for new Notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for Federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct Federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Issuer that the Note Owner has provided an incorrect Federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's Federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following discussion assumes that income or gain with respect to the Notes is not effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

WITHHOLDING TAX

     Under present United States Federal income tax law and subject to the discussion of backup withholding tax below:

          (i) payments of principal, premium (if any) and interest (including
     OID) by the Trust or any of its paying agents (in its capacity as such) to a United States Alien Holder will be exempt from withholding of United States Federal income tax (such exemption, the "Portfolio Interest Exemption"), provided, that (i) such United States Alien Holder does not own, actually or constructively, a "10 percent shareholder" of the Trust or the Seller, is not a controlled foreign corporation related to the Trust or the Seller through stock ownership and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) the statement described below has been provided by or with respect to the beneficial owner; and

          (ii) a United States Alien Holder of a Note will not be subject to withholding of United States Federal income tax on any gain realized on the sale or exchange of a Note.

     Sections 871(h) and 881(c) of the Code require that, in order to obtain the Portfolio Interest Exemption with respect to a Note, either the beneficial owner of the Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business ( a "financial institution") and that holds the Note on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the Note is not a United States person (within the meaning of Section 7701(a)(30) of the Code). Under current United States Treasury regulations, which generally apply to payments on a Note on or before December 31, 1999, the statement requirement of Sections 871(h) and 881(c) will be satisfied if (i) the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address and (ii) any financial institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). The Final Regulations, which generally apply to payments on a Note after December 31, 1998, provide alternative methods for satisfying the certification requirement described above.

ESTATE TAX

     Under Section 2105(b) of the Code, a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States Federal estate tax as a result of such individual's death, provided, that (i) the individual is not a "10 percent shareholder" of the Trust or the Seller and (ii) at the time of such individual's death, income with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     Backup withholding tax will not apply to payments made by the Trust or a paying agent (in its capacity as such) on a Note if the certifications required by Sections 871(h) and 881(c) of the Code are received, provided in each case that the Trust or such paying agent, as the case may be, does not have actual knowledge (and, with respect to payments made after December 31, 1999, does not have reason to know) that the payee is a United States person.

     Payments of proceeds from the sale or exchange of a Note generally will not be subject to information reporting or backup withholding tax if they are made to or through a foreign office of a broker. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or, in the case of payments made after December 31, 1999, a foreign partnership at least 50 percent of the capital or profits interests in which are owned by United States persons or that is engaged in the conduct of a United States trade or business, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payments to or through the United States office of a broker will be subject to backup withholding tax and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     United States Alien Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding tax in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding tax rules will be allowed as a credit against such United States Alien Holder's United States Federal income tax liability and may entitle such United States Alien Holder to a refund, provided, that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to a Plan ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), the general account of an insurance company may be deemed to include assets of Plans investing in its general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such an investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Code, unless one or more statutory or administrative exemptions is available.

     Subject to the considerations discussed below, the Notes may, in general, be purchased by or on behalf of a Plan.

PLAN ASSET CONSIDERATIONS

     Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions set forth in the Plan Asset Regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, the Seller believes that the Notes, which are denominated as debt, should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation.

POTENTIAL PROHIBITED TRANSACTIONS

     However, without regard to whether the assets of the Trust were deemed to be assets of any Plan, the acquisition or holding of Notes could be viewed as an indirect extension of credit to holders of the Certificates, or their affiliates, possibly giving rise to a prohibited transaction. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments effected by in-house asset managers.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no person shall be subject to liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of Section 401(c) on their purchase of Notes.

     As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" of plans holding policies issued after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Notes.

GENERAL INVESTMENT CONSIDERATIONS

     Prior to making an investment in the Notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the provisions of Title I of ERISA and Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable Federal and state law (including, without limitation, Federal or state law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code), be invested in any Class of Notes without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of the Notes set forth opposite its name below:

                                     PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                       OF CLASS A-1       OF CLASS A-2       OF CLASS A-3       OF CLASS A-4
UNDERWRITERS                              NOTES              NOTES              NOTES              NOTES
------------                         ----------------   ----------------   ----------------   ----------------
Chase Securities Inc...............    $144,000,000       $203,176,000       $176,001,000       $ 96,720,000
Salomon Smith Barney Inc. .........     144,000,000        203,175,000        176,000,000         96,720,000
Deutsche Bank Securities Inc. .....      24,000,000         33,883,000         29,333,000         16,120,000
J.P. Morgan Securities Inc. .......      24,000,000         33,883,000         29,333,000         16,120,000
Merrill Lync
h, Pierce, Fenner & Smith
            Incorporated...........      24,000,000         33,883,000         29,333,000         16,120,000
                                       ------------       ------------       ------------       ------------
         Total.....................    $360,000,000       $508,000,000       $440,000,000       $241,800,000
                                       ============       ============       ============       ============

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Seller has been advised that the Underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page hereof, and to certain dealers at such prices less a concession not in excess of .060% of the principal amount of the Class A-1 Notes, .100% of the principal amount of the Class A-2 Notes, .120% of the principal amount of the Class A-3 Notes and .150% of the principal amount of the Class A-4 Notes. The Underwriters may allow and such dealers may reallow a discount not in excess of
 .025% of the principal amount of the Class A-1 Notes, .050% of the principal amount of the Class A-2 Notes, .075% of the principal amount of the Class A-3 Notes and .100% of the principal amount of the Class A-4 Notes on sales to certain other dealers. After the initial public offering, the respective public offering prices, concessions and discounts may be changed.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     The closing of the sale of the Notes is conditioned on the issuance of the Certificates.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Payahead Account, the Note Distribution Account and the Reserve Accounts, and the Owner Trustee may, from time to time, invest the funds in the Certificate Distribution Account in Permitted Investments acquired from the Underwriters.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

     MBCC and the Seller have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse the Seller for certain expenses incurred in connection with the issuance and distribution of the Notes.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter, or a request by such investor's representative, within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                                 LEGAL OPINIONS

     The validity of the Notes and certain Federal income tax matters will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the Notes will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented MBCC, DBNA and their affiliates in connection with certain matters.

                            INDEX OF PRINCIPAL TERMS

                                                               PAGE
                                                               ----
ABS.........................................................       30
ABS Table...................................................       30
Accounts....................................................       43
Accrued Interest............................................       45
Administration Agreement....................................       63
Administrator...............................................       63
Advance.....................................................   11, 49
Amount Financed.............................................       29
APR.........................................................       25
Available Funds.............................................       44
Balloon Receivables.........................................       25
Bankruptcy Code.............................................       14
Basic Documents.............................................       53
Business Day................................................        6
Cede........................................................        5
Cedel.......................................................       39
Cedel Participants..........................................       39
Certificate Balance.........................................       45
Certificate Distribution Account............................       42
Certificateholders..........................................        6
Certificates................................................     1, 3
Chrysler....................................................   13, 36
Chrysler Merger.............................................   13, 36
Chrysler Merger Sub.........................................   13, 36
Class.......................................................        3
Class A Noteholders.........................................        6
Class A Notes...............................................     1, 3
Class A Reserve Account.....................................        8
Class A Reserve Initial Deposit.............................    9, 48
Class A-1 Final Payment Date................................        8
Class A-1 Noteholders.......................................        7
Class A-1 Notes.............................................     1, 3
Class A-1 Rate..............................................        6
Class A-2 Final Payment Date................................        8
Class A-2 Noteholders.......................................        7
Class A-2 Notes.............................................     1, 3
Class A-2 Rate..............................................        6
Class A-3 Final Payment Date................................        8
Class A-3 Noteholders.......................................        7
Class A-3 Notes.............................................     1, 3
Class A-3 Rate..............................................        6
Class A-4 Final Payment Date................................        8
Class A-4 Noteholders.......................................        7
Class A-4 Notes.............................................     1, 3
Class A-4 Rate..............................................        6
Class B Certificateholders..................................        6
Class B Certificates........................................     1, 3
Class B Final Payment Date..................................        8
Class B Rate................................................        6
Class B Reserve Account.....................................        8

                                                               PAGE
                                                               ----
Closing Date................................................        5
Code........................................................       68
Collateral..................................................    4, 18
Collection Account..........................................       10
Collection Period...........................................        5
Combination Agreement.......................................   13, 36
Commercial Vehicle Contracts................................       18
Commercial Vehicle Dealers..................................       18
Commercial Vehicle..........................................       19
Commission..................................................        2
Contracts...................................................       18
Cooperative.................................................       39
Cutoff Date.................................................     2, 4
Daimler-Benz................................................       35
Daimler-Benz ADSs...........................................   13, 36
Daimler-Benz Exchange Offer.................................   13, 36
Daimler-Benz Merger.........................................   13, 36
Daimler-Benz Ordinary Shares................................   13, 36
DaimlerChrysler AG..........................................       36
DaimlerChrysler Ordinary Shares.............................   13, 36
DBNA........................................................    3, 35
Dealer Agreement............................................       18
Dealers.....................................................       18
Defaulted Receivable........................................       44
Definitive Notes............................................       40
Depositaries................................................       38
Depositary..................................................       38
Determination Date..........................................       44
Direct Participants.........................................       37
Disqualified Persons........................................       73
DTC.........................................................        2
DTC Participants............................................       37
Due Date....................................................       21
Eligible Bank...............................................       43
Eligible Deposit Account....................................       43
Eligible Servicer...........................................       58
ERISA.......................................................       73
Euroclear...................................................       39
Euroclear Operator..........................................       39
Euroclear Participants......................................       39
Events of Default...........................................       51
Events of Servicing Termination.............................       60
Exchange Act................................................        2
Final Payment Dates.........................................        8
Final Scheduled Maturity Date...............................        5
Financed Vehicles...........................................        5
Freightliner................................................    2, 19
FTC.........................................................       66
FTC Rule....................................................       67
Fully Amortizing Receivables................................       25

                                                               PAGE
                                                               ----
General Account Regulations.................................       74
Holders.....................................................        6
Indenture...................................................        3
Indenture Trustee...........................................        3
Indirect Participants.......................................       37
Initial Pool Balance........................................        5
Insolvency Laws.............................................       14
Interest Carryover Shortfall................................       45
Interest Period.............................................       41
Interest Rates..............................................    6, 46
IRS.........................................................       68
Issuer......................................................        3
Liquidation Proceeds........................................       44
MBCC........................................................        3
MBNA........................................................       19
Mercedes-Benz Dealers.......................................       18
Monthly Accrued Interest....................................       46
Monthly Remittance Condition................................       50
Moody's.....................................................       12
Motor Vehicle Contracts.....................................       18
Motor Vehicle...............................................       18
NCO.........................................................       20
Note Distribution Account...................................       42
Note Owner..................................................        5
Note Pool Factor............................................       34
Noteholders.................................................        6
Notes.......................................................     1, 3
NTO.........................................................       20
Obligors....................................................        4
OID.........................................................       69
OID Regulations.............................................       69
Omnibus Proxy...............................................       38
Opinion of Counsel..........................................       55
Owner Trustee...............................................        3
Parties-in-Interest.........................................       73
Payahead Account............................................       42
Payahead Balance............................................       49
Payaheads...................................................       43
Payment Date................................................     2, 6
Permitted Investments.......................................       43
Plan........................................................       73
Plan Asset Regulation.......................................       73
Pool Balance................................................    5, 29
Portfolio Interest Exemption................................       72
Prepaid Receivable..........................................        8
Prepayable Obligation.......................................       69
Prepayment Assumption.......................................       69
Principal Balance...........................................       29
Principal Carryover Shortfall...............................       46
Principal Distribution Amount...............................    7, 46
PTCE........................................................       74

                                                               PAGE
                                                               ----
Purchase Agreement..........................................        5
Purchase Amount.............................................       57
Purchased Receivable........................................       44
Rating Agency...............................................       12
Receivable File.............................................       57
Receivables.................................................        2
Record Date.................................................        6
Recoveries..................................................       44
Reserve Accounts............................................        8
S&P.........................................................       12
Sale and Servicing Agreement................................        5
Scheduled Payment...........................................       29
Scheduled Principal.........................................       46
Securities Act..............................................        2
Seller......................................................        1
Servicer....................................................        3
Servicing Fee...............................................       11
Servicing Guaranty Agreement................................       50
Servicing Rate..............................................   11, 59
Special Counsel.............................................       34
Special Tax Counsel.........................................       68
Specified Class A Reserve Balance...........................    9, 49
Specified Class B Reserve Balance...........................   10, 49
Sterling....................................................       19
Supplemental Servicing Fee..................................   11, 59
Terms and Conditions........................................       40
Total Required Payment......................................       46
Total Servicing Fee.........................................   11, 59
Transactions................................................   13, 36
Transfer and Servicing Agreements...........................       56
Trust.......................................................     1, 3
Trust Agreement.............................................        3
Trust Property..............................................        4
U.S. Person.................................................      A-3
UCC.........................................................        4
Underwriters................................................       75
Underwriting Agreement......................................       75
United States Alien Holder..................................       68
United States Holder........................................       68
Vehicles....................................................       19

                                    ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Daimler-Benz Vehicle Owner Trust 1998-A Asset Backed Notes will be available only in book-entry form. Investors in the Notes may hold such Notes through any of DTC, Cedel, or Euroclear. The Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Notes through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Notes directly through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Notes through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Notes are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear

Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective Depositary to receive the Notes against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year consisting of twelve 30-day months. Payment will then be made by the Depositary to the DTC Participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Notes are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on the Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Notes to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date on the basis of a 360-day year consisting of twelve 30-day months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.

     Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United States Federal withholding, backup withholding, and information reporting rules. The regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1998. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the Notes.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE SERVICER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
Available Information.....................    2
Reports to Noteholders....................    2
Prospectus Summary........................    3
Recent Developments.......................   13
Risk Factors..............................   13
The Trust.................................   16
The Trust Property........................   18
MBCC's Vehicle Contract Portfolio.........   18
The Receivables...........................   25
Pool Factors and Other Information........   34
Use of Proceeds...........................   34
The Seller................................   34
The Servicer..............................   35
Description of the Notes..................   36
Description of the Transfer and Servicing
  Agreements..............................   56
Certain Legal Aspects of the
  Receivables.............................   63
Certain Federal Income Tax Consequences...   67
ERISA Considerations......................   73
Underwriting..............................   75
Legal Opinions............................   76
Index of Principal Terms..................   77
Annex A...................................  A-1

                            ------------------------

UNTIL MARCH 3, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR SUCH INVESTOR'S REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE SELLER OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THE PROSPECTUS OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

$1,549,800,000

DAIMLER-BENZ
VEHICLE OWNER TRUST
1998-A

$360,000,000
CLASS A-1
5.27125% ASSET BACKED NOTES

$508,000,000
CLASS A-2
5.23% ASSET BACKED NOTES

$440,000,000
CLASS A-3
5.16% ASSET BACKED NOTES

$241,800,000
CLASS A-4
5.22% ASSET BACKED NOTES

DAIMLER-BENZ
VEHICLE RECEIVABLES
CORPORATION
SELLER

MERCEDES-BENZ
CREDIT CORPORATION
SERVICER

----------------------
  PROSPECTUS
----------------------

CHASE SECURITIES INC.
SALOMON SMITH BARNEY
DEUTSCHE BANK SECURITIES
J.P. MORGAN & CO.
MERRILL LYNCH & CO.

DATED DECEMBER 3, 1998